                                                                Exhibit 99.1

                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2003

                                      AMONG

                           VITALSTREAM HOLDINGS, INC.

                                       AND

                        THE PURCHASERS REFERRED TO HEREIN

                                TABLE OF CONTENTS

                                                                                                                      Page
SECTION 1.      DEFINITIONS....................................................................................         4
       1A.      Definitions....................................................................................         4

SECTION 2.      AUTHORIZATION AND CLOSINGS.....................................................................        14
       2A.      Authorization, Purchase and Sale of the New Preferred and Additional Warrants..................        14
       2B.      Exchange of Original Notes for Amended and Restated Notes......................................        15
       2C.      Exchange of Original Warrants for Amended and Restated Warrants................................        15
       2D.      The Closing....................................................................................        16

SECTION 3.      CONDITIONS OF EACH PURCHASER'S OBLIGATIONS AT THE CLOSING......................................        16
       3A.      Conditions of each Purchaser's Obligations at the Closing......................................        16

SECTION 4.      CONDITIONS OF VITALSTREAM'S OBLIGATIONS AT THE CLOSINGS........................................        19
       4A.      Conditions of VitalStream's Obligations at the Closing.........................................        19

SECTION 5.      COVENANTS......................................................................................        21
       5A.      Reservation of Common Stock and Conversion Preferred...........................................        21
       5B.      Intellectual Property Rights...................................................................        21
       5C.      Compliance with Agreements.....................................................................        21
       5D.      Current Public Information.....................................................................        22
       5E.      Information Rights.............................................................................        22
       5F.      Public Disclosures.............................................................................        22
       5G.      Attorneys Fees.................................................................................        22
       5H.      Filing of Certificate of Designation...........................................................        23

SECTION 6.      NATURE OF RESTRICTED SECURITIES; TRANSFER OF RESTRICTED SECURITIES;
       GENERAL TRANSFER PROCEDURE..............................................................................        23
       6A.      General Provisions.............................................................................        23
       6B.      Opinion Delivery...............................................................................        24
       6C.      Rule 144A......................................................................................        24
       6D.      Legend Removal.................................................................................        24

SECTION 7.      REPRESENTATIONS AND WARRANTIES OF VITALSTREAM AND THE VITALSTREAM SUBSIDIARIES.................        24
       7A.      Approval and Consents; Authorization; No Breach................................................        25
       7B.      Capital Stock and Related Matters..............................................................        25
       7C.      Issuance and Commitment of the Additional Convertible Notes and Additional Warrants............        27
       7D.      Investment Company.............................................................................        27
       7E.      Margin Securities..............................................................................        27
       7F.      Organization, Corporate Power and Licenses.....................................................        28
       7G.      Subsidiaries...................................................................................        28

       7H.      Securities and Exchange Commission Reports and VitalStream Financial Statements................        28
       7I.      Notes and Accounts Receivable..................................................................        29
       7J.      Guaranties.....................................................................................        29
       7K.      Absence of Undisclosed Liabilities.............................................................        29
       7L.      Absence of Certain Developments................................................................        30
       7M.      Compliance With Laws...........................................................................        31
       7N.      Litigation.....................................................................................        31
       7O.      Contracts and Commitments......................................................................        31
       7P.      Tax Matters....................................................................................        31
       7Q.      Real Property..................................................................................        32
       7R.      Environmental Matters..........................................................................        34
       7S.      Intellectual Property Rights...................................................................        34
       7T.      Employees......................................................................................        36
       7U.      Employee Benefits..............................................................................        37
       7V.      Insurance......................................................................................        38
       7W.      Affiliate Transactions.........................................................................        38
       7X.      Disclosure.....................................................................................        39
       7Y.      Customers......................................................................................        39

SECTION 8.      MISCELLANEOUS..................................................................................        39
       8A.      Remedies; Survival of Representations, Warranties and Covenants; Indemnification...............        39
       8B.      Purchaser's Representations; Legends...........................................................        41
       8C.      Entire Agreement...............................................................................        43
       8D.      Successors and Assigns.........................................................................        44
       8E.      Counterparts...................................................................................        44
       8F.      Descriptive Headings; Interpretation...........................................................        44
       8G.      Notices; Business Days.........................................................................        44
       8H.      Consent to Amendments and Waivers..............................................................        45
       8I.      Severability...................................................................................        46
       8J.      No Strict Construction.........................................................................        46
       8K.      Incorporation of Annexes, Schedules and Exhibits...............................................        46
       8L.      Registered Holders; Ownership..................................................................        46
       8M.      Understanding Among the Purchasers.............................................................        46
       8N.      GOVERNING LAW..................................................................................        47
       8O.      JURISDICTION AND VENUE.........................................................................        47
       8P.      WAIVER OF RIGHT TO JURY TRIAL..................................................................        48
       8Q.      Approval and Consent...........................................................................        48
       8R.      Consideration for Warrants and Notes...........................................................        48

                         ANNEXES, SCHEDULES AND EXHIBITS

                                     ANNEXES

Annex 1          Schedule of Purchasers Of New Preferred and Additional Warrants
Annex 2          Schedule of Purchasers Participating in the Exchange

                                    SCHEDULES

Schedule 7A      Approval and Consent; Authorization; No Breach
Schedule 7B      Capital Stock and Related Matters
Schedule 7G      Subsidiaries
Schedule 7I      Notes and Accounts Receivable
Schedule 7J      Guaranties
Schedule 7K      Absence of Undisclosed Liabilities
Schedule 7L      Absence of Certain Developments
Schedule 7M      Compliance with Laws
Schedule 7N      Litigation
Schedule 7O      Contracts and Commitments
Schedule 7P      Tax Matters
Schedule 7Q      Real Property
Schedule 7S      Intellectual Property Rights
Schedule 7U      Employee Benefits
Schedule 7V      Insurance
Schedule 7W      Affiliates Transactions
Schedule 7Y      Customers

                                    EXHIBITS

Exhibit A    --  Form of Additional Warrant
Exhibit B    --  Form of Amended and Restated Note
Exhibit C    --  Form of Amended and Restated Warrant
Exhibit D    --  Form of Certificate of Designation
Exhibit E    --  Form of Guaranty
Exhibit F    --  Form of Investor Rights Agreement
Exhibit G    --  Form of Registration Agreement
Exhibit H    --  Form of VitalStream Counsel Opinion

                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                  This SECURITIES EXCHANGE AND PURCHASE AGREEMENT, dated as of September 30, 2003 (this "Agreement"), by and among VitalStream Holdings, Inc., a Nevada corporation ("VitalStream"), and the Persons listed on Annex 1 or Annex 2 attached hereto (such Persons shall be collectively referred to herein as the "Purchasers" and individually as a "Purchaser"). Unless otherwise indicated herein, capitalized terms used in this Agreement have the meanings set forth in
Section 1 of this Agreement.

                  WHEREAS, reference is made to that certain Convertible Note and Warrant Purchase Agreement, dated as of November 1, 2002 (the "Initial Note Purchase Agreement"), by and among VitalStream and the Purchasers which were party thereto pursuant to which the Initial Closing was consummated on November 26, 2002.

                  WHEREAS, reference is made to that certain Amended and Restated Convertible Note and Warrant Purchase Agreement dated January 15, 2003 (the "Subsequent Note Purchase Agreement"), which amended and restated the Initial Note Purchase Agreement and pursuant to which the Subsequent Closing was consummated on January 15, 2003.

                  WHEREAS, VitalStream and the Purchasers desire to enter into this Agreement in order to provide for (i) the exchange of Original Notes for Amended and Restated Notes, (ii) the exchange of Original Warrants for Amended and Restated Warrants and (iii) the purchase and sale of shares of New Preferred and Additional Warrants.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                  Section 1. Definitions.

                  1A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "Additional Warrants" means those certain Common Stock Purchase Warrants of VitalStream issuable pursuant to Section 2A(ii) of this Agreement and in the form of Exhibit A attached hereto, as amended, modified, restated, superceded or replaced from time to time.

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "Agreement" has the meaning set forth in the preamble of this Agreement.

                  "AKKAD Agreement" means the Stockholders and Registration Rights Agreement, dated as of August 9, 2000, by and among VitalStream, Inc., Paul Summer, Philip Kaplan and the Series B Holders (as defined therein), as assumed by VitalStream, as amended, modified, restated, superseded or replaced from time to time.

                  "Alliance Factoring and Security Agreements" means the two Factoring and Security Agreements dated June 30, 2003 by and among Alliance Bank and VitalStream and certain VitalStream Subsidiaries and the Memorandum of Interest in Trademark and Goodwill dated July 7, 2003 by and among Alliance Bank, VitalStream and certain VitalStream Subsidiaries.

                  "Alliance Intercreditor Agreement" means that certain intercreditor agreement dated June 30, 2003, by and between Alliance Bank and Dolphin Fund II, and consented to by VitalStream and certain VitalStream Subsidiaries, as amended, modified, restated, superceded or replaced from time to time.

                  "Amended and Restated Notes" means those certain Convertible Notes of VitalStream issuable upon cancellation of the Original Notes in the Exchange pursuant to this Agreement, in the form of Exhibit B attached hereto, as amended, modified, restated, superceded or replaced from time to time.

                  "Amended and Restated Warrants" means those certain Common Stock Purchase Warrants of VitalStream issuable upon cancellation of the Original Warrants in the Exchange pursuant to this Agreement, in the form of the Exhibit C attached hereto, as amended, modified, restated, superceded or replaced from time to time.

                  "Articles of Incorporation" means the Articles of Incorporation of VitalStream, as amended, modified, restated, superseded or replaced from time to time.

                  "Asset Purchase Agreement" means that certain Amended and Restated Asset Purchase Agreement, dated as of January 15, 2003, by and among VitalStream, VitalStream Broadcasting Corp., Epoch Networks, Inc. and Epoch Hosting, Inc., as amended, modified, restated, superseded or replaced from time to time.

                  "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means the board of directors of VitalStream.

                  "Cash" means cash and cash equivalents (including marketable securities and short term Investments).

                  "Certificate of Designation" means the Certificate of Designation, setting forth, among other matters, the rights, preferences and privileges of the Series A Preferred and Series B Preferred, in the form of Exhibit D attached hereto.

                  "Churn Rate" for any period means the quotient of (a) the monthly recurring revenue of customers whose agreements were cancelled or otherwise terminated during such period, divided by (b) the aggregate monthly recurring revenue of all customers of VitalStream and its Subsidiaries during such period, calculated in accordance with VitalStream's past practice.

                  "Claim" means any action, claim, lawsuit, demand, suit, charge, complaint, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

                  "Closing" has the meaning set forth in Section 2D(i) of this Agreement.

                  "Closing Date" has the meaning set forth in Section 2D(i) of this Agreement.

                  "Common Stock" means VitalStream's Common Stock, par value $0.001 per share, and any capital stock of any class of VitalStream (other than any Preferred Equity Securities, the Series A Preferred or the Series B Preferred) hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of VitalStream.

                  "Commitment Fee" means the shares of Common Stock issued as the "Commitment Fee" pursuant to the Initial Note Purchase Agreement and the Subsequent Note Purchase Agreement.

                  "Conversion Preferred" means those certain shares of 2003 Series B Preferred Stock, $.001 par value, of VitalStream issuable upon conversion of the Amended and Restated Notes and having the rights and preferences set forth in the Certificate of Designation with respect to the Series 2003 Series B Preferred Stock.

                  "Debt Security" means any note, bond, debenture or other instrument or security evidencing Indebtedness.

                  "Dolphin" means Dolphin Equity Partners, L.P.

                  "Dolphin Fund II" means Dolphin Communications Fund II, L.P. and Dolphin Communications Parallel Fund II (Netherlands), L.P.

                  "Dolphin Security Agreement" means that certain Amended and Restated Security Agreement dated as of the Closing Date, by and among VitalStream, VitalStream, Inc., VitalStream Broadcasting Corporation and Dolphin Communications Partners, L.P., a Delaware limited partnership, as agent for, and representative of, the holders of the Amended and Restated Notes.

                  "Environmental, Health, and Safety Requirements" means all Laws, all contractual obligations and all common law concerning public health and safety, worker health and safety, pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

                  "Equity Security" means (i) any capital stock or other equity security, (ii) any security directly or indirectly convertible into or exchangeable for any capital stock or other equity security or security containing any profit participation features, (iii) any warrants, options or other rights, directly or indirectly, to subscribe for or to purchase any capital stock, other equity security or security containing any profit participation features or directly or indirectly to subscribe for or to purchase any security directly or indirectly convertible into or exchangeable for any capital stock or other equity security or security containing profit participation features, or (iv) any stock appreciation rights, phantom stock rights or other similar rights.

                  "Exchange" means the exchange of (i) Original Notes for Amended and Restated Notes as contemplated by Section 2B and (ii) Original Warrants for Amended and Restated Warrants as contemplated by Section 2C.

                  "Fully Diluted Outstanding Common Stock" has the meaning set forth in the Amended and Restated Notes.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

                  "Governmental Entity" means individually, and "Governmental Entities" means collectively, the United States of America, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court.

                  "Guarantee" means any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of such Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, to provide reimbursement, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed in the balance sheet of such Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the Ordinary Course of Business.

                  "Guaranty" means that certain Amended and Restated Guaranty, dated as of the Closing Date, by and among VitalStream, the VitalStream Subsidiaries and the Purchasers, in the form of Exhibit E attached hereto, as amended, modified, restated, superseded or replaced from time to time.

                  "Improvements" means all buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems; sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities; fire protection, security and surveillance systems, telecommunications, computer wiring and cable installations and landscaping.

                  "Indebtedness" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any Debt Security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current Liabilities incurred in the Ordinary Course of Business), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness Guaranteed in any manner by a Person (including, without limitation, guaranties in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases and
(vii) any indebtedness secured by a Lien on a Person's assets.

                  "Indemnitees" has the meaning set forth in Section 8A of this Agreement.

                  "Initial Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of November 1, 2002, by and among VitalStream, VitalStream Broadcasting Corp., Epoch Networks, Inc. and Epoch Hosting, Inc., which was amended and restated by the Asset Purchase Agreement.

                  "Initial Closing" means the issuance, sale and purchase of the Initial Notes and Initial Warrants under the Initial Note Purchase Agreement consummated on November 26, 2002.

                  "Initial Notes" means those certain 10% Convertible Promissory Notes of VitalStream in the principal amount of $409,000 issued at the Initial Closing pursuant to the Initial Note Purchase Agreement.

                  "Initial Warrants" means those certain Common Stock Purchase Warrants of VitalStream issued at the Initial Closing pursuant to the Initial Note Purchase Agreement.

                  "Intellectual Property Rights" means all (i) patents, patent applications and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, logos, slogans, corporate names, Internet domain names and registrations and applications for registration thereof, together with all of the goodwill associated therewith (and all translations, adaptations, derivations and combinations of the foregoing); (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) computer software (including, but not limited to, source code and executable code), data, databases and documentation thereof;
(vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, customer accounts, identifying information regarding customers, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information); (vii) domain names, (viii) other intellectual property or proprietary rights; and (ix) copies and tangible embodiments thereof (in whatever form or medium).

                  "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any Debt Securities, Equity Securities, obligations, instruments or ownership interests (including partnership interests and joint venture interests) of any other Person or any other Person's business and (ii) any capital contribution by such Person to any other Person.

                  "Investor Rights Agreement" means that certain Amended and Restated Investor Rights Agreement, dated as of the date hereof, by and among VitalStream and the securityholders of VitalStream referred to therein, in the form of Exhibit F attached hereto, as amended, modified, restated, superseded or replaced from time to time.

                  "Knowledge" except as otherwise provided expressly herein, means the actual knowledge or awareness of a Person (which shall include the actual knowledge and awareness of the executive officers and directors of such Person and any of such Person's Subsidiaries) after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

                  "Laws" means all constitutions, statutes, laws, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Governmental Entity.

                  "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures or other Improvements or interest in Real Property.

                  "Legal Requirement" means any requirement arising under any action, Law, treaty, rule or regulation, determination or direction of an arbitrator or Governmental Entity.

                  "Liability" means any liability or obligation of whatever kind or nature (whether known or unknown, whether assert or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability or obligation for Taxes.

                  "Liens" means any mortgage, pledge, restriction, security interest, encumbrance, option, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against a Person or any Subsidiary of that Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to a Person or any Subsidiary of that Person under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the Ordinary Course of Business).

                  "Losses" has the meaning set forth in Section 8A of this Agreement.

                  "Merger Agreement" means that certain Merger Agreement, dated as of February 13, 2002, among the Company, VitalStream, Inc., and VitalStream Operating Corporation.

                  "New Preferred" means those certain shares of Series A Preferred to be purchased by the Purchasers pursuant to Section 2A of this Agreement at the Closing and having the rights set forth for the Series A Preferred in the Certificate of Designation, as amended, modified, restated, superseded or replaced from time to time.

                  "Officer's Certificate" means a certificate signed by VitalStream's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                  "Original Notes" means the Initial Notes and the Subsequent Notes.

                  "Original Warrants" means the Initial Warrants.

                  "Other Company Securities" has the meaning set forth in the Amended and Restated Notes.

                  "Other VitalStream Plans" has the meaning set forth in Section 7U.

                  "Per Unit Price" has the meaning set forth in Section 2(A).

                  "Permitted Liens" means (i) Tax Liens with respect to Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, consistently applied; (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations; (iii) mechanics', materialmen's or contractors' Liens created by statute securing payment for amounts not yet due and payable; (iv) purchase money Liens and Liens securing rental payments under capital lease arrangements; (v) Liens on a bank account containing $300,000 (plus interest) necessary to secure the $300,000 letter of credit VitalStream Broadcasting is required to establish in order to be able to assume the Los Angeles Lease Agreement (as defined in the Asset Purchase Agreement); and (vi) to the extent the issuance of the underlying Indebtedness and the creation of any Liens with respect thereto are permitted under the Amended and Restated Notes and Certificate of Designation, Liens arising under the Alliance Factoring and Security Agreements and the Dolphin Security Agreement.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other similar entity or organization or a Governmental Entity.

                  "Preferred Equity Securities" has the meaning set forth in the Amended and Restated Notes.

                  "Preferred Stock" means VitalStream's Preferred Stock, par value $0.001 per share, as more fully described in the Articles of Incorporation.

                  "Preferred Shares" means the New Preferred and the Conversion Preferred.

                  "Preferred Unit" has the meaning set forth in Section 2A.

                  "Purchasers" has the meaning set forth in the preamble of this Agreement.

                  "Purchase Price" has the meaning set forth in Section 2A.

                  "Real Property" means all land, together with all Improvements and all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral and water rights).

                  "Real Property Lease" means a lease, sublease, license, concession and other agreement (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which a Person holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of such Person thereunder.

                  "Real Property Laws" has the meaning set forth in Section 7Q.

                  "Registration Agreement" means that certain Amended and Restated Registration Agreement, dated as of the date hereof, by and among VitalStream and the Purchasers, in the form of Exhibit G attached hereto, as amended, modified, restated, superseded or replaced from time to time.

                  "Restricted Securities" means (i) the Amended and Restated Notes, (ii) the Warrants, (iii) the Preferred Shares, (iv) the Equity Securities issued or issuable, directly or indirectly, upon conversion of the Amended and Restated Notes, (v) the Common Stock issued or issuable upon exercise of the Warrants, (vi) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Preferred Shares, (vii) the Common Stock issued as payment of the Commitment Fee and (viii) any securities issued with respect to the securities referred to in clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 or become eligible for sale pursuant to Rule 144(k) adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 8B of this Agreement have been delivered by VitalStream in accordance with Section 6 of this Agreement. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from VitalStream, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 8B of this Agreement.

                  "Rule 144" means Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal Law then in force and the rules promulgated thereunder.

                  "Securities and Exchange Commission" means the Securities and Exchange Commission and any Governmental Entity succeeding to the functions thereof.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal Law then in force and the rules promulgated thereunder.

                  "Series B Liquidation Value" has the meaning set forth in the Certificate of Designation.

                  "Series A Preferred" means those certain shares of 2003 Series A Preferred Stock, $.001 par value per share, of VitalStream having the rights and preferences set forth in the Certificate of Designation with respect to the 2003 Series A Preferred Stock.

                  "Series B Preferred" means those certain shares of 2003 Series B Preferred Stock, $.001 par value per share, of VitalStream having the rights and preferences set forth in the Certificate of Designation with respect to the Series 2003 Series B Preferred Stock.

                  "Subsequent Closing" means the issuance, sale and purchase of the Subsequent Notes under the Subsequent Note Purchase Agreement consummated on January 15, 2003.

                  "Subsequent Notes" means those certain 10% Convertible Promissory Notes of VitalStream in the principal amount of $691,000 issued at the Subsequent Closing pursuant to the Subsequent Note Purchase Agreement.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, income, license, payroll, wage or other withholding, employment, unemployment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of any other Person.

                  "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Transaction Agreements" means this Agreement, the Amended and Restated Notes, the Guaranty, the Certificate of Designation, the Warrants, the Investor Rights Agreement, the Registration Agreement, the Security Agreement and all other agreements and instruments delivered pursuant to any of the foregoing.

                  "Underlying Common Stock" means (i) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Amended and Restated Notes, (ii) the Common Stock issued or issuable, directly or indirectly, upon conversion of the Preferred Shares, (iii) the Common Stock issued or issuable upon exercise of the Warrants, (iv) the Common Stock issued or issuable in connection with the Commitment Fee, and (v) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii), (iii) and (iv) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, (a) any Person who holds Amended and Restated Notes shall be deemed to be the holder of the Underlying Common Stock issuable, directly or indirectly, upon conversion of such Amended and Restated Notes regardless of any restriction or limitation on the conversion of such Amended and Restated Notes, (b) any Person who holds Preferred Shares shall be deemed to be the holder of the Underlying Common Stock issuable, directly or indirectly, upon conversion of such Preferred Shares regardless of any restriction or limitation on the conversion of such Preferred Shares and (c) any Person who holds Warrants shall be deemed to be the holder of the Underlying Common Stock issuable upon exercise of such Warrants regardless of any restriction or limitation on the exercise of such Warrants, and, with respect to clauses (a), (b) and (c) above, such Underlying Common Stock shall be deemed to be in existence and such Person shall be entitled to exercise the rights of a holder of such Underlying Common Stock hereunder. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (1) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (2) distributed to the public through a broker, dealer or market maker or (3) repurchased by VitalStream or any VitalStream Subsidiary.

                  "VitalStream" has the meaning set forth in the preamble to this Agreement.

                  "VitalStream Broadcasting" means VitalStream Broadcasting Corporation.

                  "VitalStream Counsel Opinion" means an opinion of Stoel Rives, LLP, counsel to VitalStream, substantially in the form attached hereto as Exhibit H.

                  "VitalStream Defined Contribution Plan" has the meaning set forth in Section 7U.

                  "VitalStream Financial Statements" has the meaning set forth in Section 7H.

                  "VitalStream Intellectual Property Rights" has the meaning set forth in Section 7S.

                  "VitalStream Leased Real Property" has the meaning set forth in Section 7Q.

                  "VitalStream Material Adverse Effect" means a material and adverse effect upon the business, operations, assets, Liabilities, condition (financial or otherwise), operating results, prospects, cash flow, net worth or employee, customer or supplier relations of VitalStream and the VitalStream Subsidiaries taken as a whole.

                  "VitalStream Plans" has the meaning set forth in Section 7U.

                  "VitalStream Real Property Leases" has the meaning set forth in Section 7Q.

                  "VitalStream Securities and Exchange Commission Reports" has the meaning set forth in Section 7H.

                  "VitalStream Subsidiaries" has the meaning set fort in Section 7F.

                  "Warrants" means the Additional Warrants and the Amended and Restated Warrants.

                  "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

                  Section 2. Authorization and Closings.

                  2A. Authorization, Purchase and Sale of the New Preferred and Additional Warrants.

                  (i) VitalStream has duly authorized the issuance and sale, pursuant to the terms of this Agreement, of the New Preferred and Additional Warrants. The New Preferred are, subject to the terms of the Series A Preferred set forth in the Certificate of Designation, convertible into shares of Common Stock. The Additional Warrants are exercisable for shares of Common Stock.

                  (ii) The New Preferred and Additional Warrants shall be offered and sold in units ("Preferred Units"), with each Preferred Unit consisting of (a) one share of New Preferred, and (b) an Additional Warrant to purchase 833 1/3 shares of Common Stock subject to the terms and conditions of the Additional Warrant. The purchase price per Preferred Unit (the "Per Unit Price") shall be One Thousand Dollars ($1,000), and the "Purchase Price" for each Purchaser shall be the product of the number of Preferred Units subscribed for by such Purchaser multiplied by the Per Unit Price.

                  (iii) Subject to the terms and conditions of this Agreement, VitalStream shall issue and sell to each Purchaser and each Purchaser shall purchase from VitalStream, for the Purchase Price, a number of Shares of New Preferred and Additional Warrants equal to the number of Shares of New Preferred set forth opposite such Purchaser's name on Annex 1 attached hereto under the heading "Number of Shares of New Preferred" and the number of Additional Warrants set forth opposite such Purchaser's name hereto under the heading "Number of Additional Warrants." The sale of the Preferred Units to each Purchaser hereunder shall constitute a separate sale.

                  2B. Exchange of Original Notes for Amended and Restated Notes.

                  (i) VitalStream has duly authorized the issuance, pursuant to the terms of this Agreement, of the Amended and Restated Notes and the issuance of such Amended and Restated Notes in exchange for the cancellation by the respective holder of Original Notes with a principal amount identical to the Amended and Restated Note issued in the Exchange. The Amended and Restated Notes are, subject to the terms of the Amended and Restated Notes, convertible into shares of Common Stock, Conversion Preferred, Preferred Equity Securities and Other Company Securities.

                  (ii) Subject to the terms and conditions of this Agreement, VitalStream shall issue to each Purchaser holding an Original Note, upon delivery by such Purchaser for cancellation of the Original Note registered in such Purchaser's name and for no additional consideration, an Amended and Restated Note with a principal amount equal to the outstanding principal amount of the cancelled Original Note registered in such Purchaser's name or its nominee's name. With respect to each Purchaser, the principal amount of and accrued interest under the Original Notes to be cancelled in the Exchange is set forth opposite such Purchaser's name on Annex 2 attached hereto under the heading "Principal Amount of (and Accrued Interest Under) Original Notes," and the principal amount of and accrued interest under the Amended and Restated Notes to be issued in the Exchange is set forth opposite such Purchaser's name on Annex 2 attached hereto under the heading "Principal Amount of (and Accrued Interest Under) Amended and Restated Notes." Upon consummation of the Exchange and issuance of the Amended and Restated Notes, all Original Notes, including all accrued but unpaid interest thereon and with respect thereto, shall automatically be cancelled without any action on the part of any Person.

                  2C. Exchange of Original Warrants for Amended and Restated Warrants.

                  (i) VitalStream has duly authorized the issuance, pursuant to the terms of this Agreement, of the Amended and Restated Warrants and the issuance of such Amended and Restated Warrants in exchange for the cancellation of Original Warrants relating to an identical number of shares of Common Stock. The Amended and Restated Warrants are exercisable for shares of Common Stock.

                  (ii) Subject to the terms and conditions of this Agreement, VitalStream shall issue to each Purchaser holding an Original Warrant, upon delivery by such Purchaser for cancellation of the Original Warrant(s) registered in such Purchaser's name and for no additional consideration, an Amended and Restated Warrant to purchase a number of shares of Common

Stock equal to the number of shares of Common Stock purchasable pursuant to the terms of the cancelled Original Warrant(s) registered in such Purchaser's name or its nominee's name. With respect to each Purchaser, the number set forth in subsection (a) of the definition of "Warrant Shares" contained in the Original Warrants held by such Purchaser to be cancelled in the Exchange is set forth opposite such Purchaser's name on Annex 2 attached hereto under the heading "Warrant Share Amount of Original Warrants," and the number to be set forth in subsection (a) of the definition of "Warrant Shares" contained in the Amended and Restated Warrant to be issued in the Exchange is set forth opposite such Purchaser's name on Annex 2 attached hereto under the heading "Warrant Share Amount of Restated Warrant." Upon consummation of the Exchange and issuance of the Amended and Restated Warrants, the Original Warrants shall automatically be cancelled in the Exchange without any action on the part of any person.

                  2D. The Closing.

                  (i) Closing. The closing (the "Closing") of the (a) issuance, sale and purchase of the shares of New Preferred and Additional Warrants under this Agreement, (b) the Exchange of the Original Notes for the Amended and Restated Notes and (c) the Exchange of the Original Warrants for the Amended and Restated Warrants shall, subject to the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the Closing (other than conditions with respect to actions the parties hereto will take at the Closing itself), take place at the offices of VitalStream located at One Jenner, Suite 100, Irvine, California 92618 commencing at 9:00 a.m. local time on the date which is one day following satisfaction of the conditions to the Closing set forth in Section 3 or such other date as mutually agreed upon among the parties hereto in writing (the "Closing Date").

                  (ii) At the Closing, VitalStream shall deliver to each Purchaser (A) an instrument evidencing the shares of New Preferred and Additional Warrant to be purchased by such Purchaser registered in such Purchaser's or its nominee's name, upon payment of the Purchase Price thereof by a cashier's or certified check, or by wire transfer of immediately available funds, to VitalStream, (B) an instrument evidencing the Amended and Restated Note to be issued to each Purchaser holding an Original Note, payable to such Purchaser or its nominee, in exchange for the Original Note delivered to VitalStream for cancellation at the Closing and (C) an instrument evidencing the Amended and Restated Warrant to be issued to each Purchaser holding an Original Warrant, registered in such Purchaser's or its nominee's name, in exchange for the Original Warrant delivered to VitalStream for cancellation at the Closing.

                  Section 3. Conditions of each Purchaser's Obligations at the Closing.

                  3A. Conditions of each Purchaser's Obligations at the Closing. The obligation of each Purchaser to purchase and pay for the Preferred Units at the Closing, and, if such Purchaser is a holder of Original Notes and Original Warrants, to exchange such Purchaser's Original Notes for Amended and Restated Notes and such Purchaser's Original Warrants for Amended and Restated Warrants at the Closing, shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part in writing by such Purchaser to the extent permitted by applicable
Law:

                  (i) Representations and Warranties; Covenants. The representations and warranties of VitalStream contained in Section 7 of this Agreement shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (except for any representations or warranties made as of a specific date, which shall be true and correct in all material respects as of such date and except for any representations and warranties which are qualified by a specific materially standard, which shall be true and correct subject only to the specific materiality standard contained in the respective representation or warranty). VitalStream shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with under the terms of this Agreement and the other Transaction Agreements on, prior to, or at the Closing and shall be in compliance with, in all material respects, all of the covenants, obligations and conditions to be complied with under the terms of this Agreement at the Closing.

                  (ii) Consents and Approvals. VitalStream shall have made all filings and shall have obtained and delivered to each Purchaser all permits, authorizations, consents and approvals of any Governmental Entity and/or third party required to be obtained by VitalStream to consummate the transactions contemplated to be consummated at the Closing by this Agreement and the other Transaction Agreements.

                  (iii) Litigation. No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated under this Agreement or any of the other Transaction Agreements or that would have, or would reasonably be expected to have, a VitalStream Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  (iv) Securities Law Compliance. VitalStream shall have made (or with respect to filings not required to be made at or before Closing, shall be prepared to make) all filings under all applicable federal and state securities Laws necessary to consummate (A) the issuance and sale of the Preferred Units, (B) the Exchange (including the issuance of the Amended and Restated Notes and the Amended and Restated Warrants) and (C) the issuance of Underlying Common Stock pursuant to this Agreement in compliance with such Laws.

                  (v) No VitalStream Material Adverse Effect. There shall not have occurred any VitalStream Material Adverse Effect since June 30, 2003.

                  (vi) Registration Agreement. The Registration Agreement shall have been executed and delivered by VitalStream and shall be in full force and effect.

                  (vii) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by VitalStream and each of the parties thereto other than any Affiliates of Dolphin and shall be in full force and effect.

                  (viii) Guaranty. The Guaranty shall have been executed and delivered by VitalStream and each VitalStream Subsidiary and shall be in full force and effect.

                  (ix) Opinion of VitalStream's Counsel. Purchasers shall have received an executed copy of the VitalStream Counsel Opinion.

                  (x) Sale of New Preferred and Additional Warrants to each Purchaser. VitalStream shall have simultaneously issued and sold to each Purchaser the shares of New Preferred and Additional Warrants to be purchased by such Purchaser hereunder at the Closing and VitalStream shall have received payment therefore in full.

                  (xi) Closing Documents. VitalStream shall have delivered to each Purchaser all of the following documents:

                           (a) an Officer's Certificate, dated as of the Closing Date, stating that the conditions specified in Section 3A(i) through Section 3A(v) of this Agreement have been fully satisfied;

                           (b) certified copies of the resolutions duly adopted by VitalStream's Board of Directors authorizing the execution, delivery and performance of this Agreement, the other Transaction Agreements to which it is a party and each of the other agreements contemplated hereby or thereby to which it is a party, the issuance and sale of the New Preferred and Additional Warrants, the consummation of the Exchange (including the issuance of the Amended and Restated Notes for the Original Notes and the Amended and Restated Warrants for the Original Warrants), the reservation for issuance of a number of shares of Common Stock sufficient for conversion of the New Preferred, the Amended and Restated Notes and the Conversion Preferred, the reservation for issuance of a number of shares of Conversion Preferred sufficient for conversion of the Amended and Restated Notes, the reservation for issuance of a number of shares of Common Stock sufficient for exercise of the Warrants, and the consummation of all other transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party;

                           (c) copies of the Articles of Incorporation and Bylaws of VitalStream, each as in effect on the Closing Date, certified by an officer of VitalStream;

                           (d) a copy of a certificate of good standing from the Secretary of State of the State of Nevada dated within ten
         (10) days of the Closing Date;

                           (e)      copies of all filings, permits,
         authorizations, consents and approvals of any Governmental Entity and/or third party required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements (including, without limitation, all blue sky Law filings); and

                           (f) such other documents relating to the transactions contemplated by this Agreement or the other Transaction Agreements as any Purchaser or its special counsel may reasonably request.

                  (xii) Certificate of Designation. The Certificate of Designation shall have been filed with and received by the Nevada Secretary of State.

                  (xiii) Proceedings. All corporate and other proceedings taken or required to be taken by VitalStream in connection with the transactions contemplated hereby and by the other Transaction Agreements to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and its special counsel.

                  (xiv) Payment of Purchasers' Attorneys Fees. VitalStream shall have reimbursed Dolphin for all fees and expenses of legal counsel, up to a maximum aggregate amount of Fifty Thousand Dollars ($50,000), incurred in connection with the preparation and review of this Agreement and the other Transaction Agreements to the extent evidenced by detailed billing invoices received by VitalStream three or more business days prior to the Closing.

                  (xv) No Event of Default. No Event of Default (as defined in the Subsequent Notes) shall have occurred and be continuing under the Initial Notes or Subsequent Notes.

                  (xvi) No Bankruptcy. Neither VitalStream nor any of its Subsidiaries shall have sought protection pursuant to any Bankruptcy Law. No Person shall have initiated any Claim or proceedings under any Bankruptcy Law against VitalStream or any of its Subsidiaries.

                  (xvii) Exchange of Original Notes. All of the Original Notes shall have been exchanged pursuant to the Exchange for the Amended and Restated Notes and the Amended and Restated Notes shall be in full force and effect.

                  (xviii) Exchange of Warrants. All of the Original Warrants shall have been exchanged pursuant to the Exchange for the Amended and Restated Warrants and the Amended and Restated Warrants shall be in full force and effect.

                  (xix) Intercreditor Agreement. Dolphin Fund II and Alliance Bank shall have amended the Alliance Intercreditor Agreement (with the consent of VitalStream and certain VitalStream Subsidiaries) as necessary in order to reflect the transactions contemplated by this Agreement.

                  (xx) Security Agreement. VitalStream, VitalStream, Inc. VitalStream Broadcasting Corporation and Dolphin Bank shall have amended and restated the Dolphin Security Agreement as necessary in order to reflect the transactions contemplated by this Agreement.

                  Section 4. Conditions of VitalStream's Obligations at the Closings.

                  4A. Conditions of VitalStream's Obligations at the Closing. The obligation of VitalStream to issue and sell the shares of New Preferred and the Additional Warrants to the Purchasers at the Closing and to exchange the Amended and Restated Notes for the Original Notes and exchange the Amended and Restated Warrants for the Original Warrants at the Closing, shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any and all of which may be waived in whole or in part in writing by VitalStream to the extent permitted by applicable Law:

                  (i) Representations and Warranties; Covenants. The representations and warranties of each of the Purchasers contained in Section 8B hereof shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties (except for any representations or warranties made as of a specific date, which shall be true and correct in all material respects as of such date and except for any representations and warranties which are qualified by materiality, which shall be true and correct subject only to the materiality qualification contained in the respective representation or warranty). Each Purchaser shall have duly performed or complied with, in all material respects, all of the covenants, obligations and conditions to be performed or complied with under the terms of this Agreement on, prior to, or at the Closing.

                  (ii) Litigation. No suit, action or other proceeding, or injunction, order, decree or judgment relating thereto, shall be threatened or shall be pending in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated under this Agreement or any of the other Transaction Agreements or that would have, or reasonably be expected to have, a VitalStream Material Adverse Effect, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect.

                  (iii) Sale of New Preferred and Additional Warrants to each Purchaser. Each Purchaser shall have paid at the Closing the Purchase Price required under this Agreement to be paid for the New Preferred and the Additional Warrants to be purchased hereunder, delivered for cancellation of all of their Original Notes in exchange for Amended and Restated Notes and delivered for cancellation of all of their Original Warrants in exchange for Amended and Restated Warrants.

                  (iv) Closing Documents. Each Purchaser shall have delivered to VitalStream such documents relating to the transactions contemplated by this Agreement as VitalStream or its special counsel may reasonably request.

                  (v) Proceedings. All corporate and other proceedings taken or required to be taken by each Purchaser in connection with the transactions contemplated hereby and by the other Transaction Agreements to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to VitalStream and its special counsel.

                  (vi) Registration Agreement. The Registration Agreement shall have been executed and delivered by all parties thereto other than VitalStream and shall be in full force and effect.

                  (vii) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by all parties thereto other than VitalStream and shall be in full force and effect.

                  (viii) Certificate of Designation. The Certificate of Designation shall have been filed with and received by the Nevada Secretary of State.

                  (ix) Intercreditor Agreements. Dolphin and Alliance Bank shall have executed and delivered counterpart signature pages to an amended Alliance Intercreditor Agreement as necessary in order to reflect the transactions contemplated by this Agreement.

                  Section 5. Covenants.

                  5A. Reservation of Common Stock and Conversion Preferred. VitalStream shall at all times until expiration or termination of the Amended and Restated Notes, Series A Preferred, Conversion Preferred and Warrants, as applicable, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance, directly or indirectly, upon the conversion of the Amended and Restated Notes, Series A Preferred, Conversion Preferred and Warrants, as applicable, and exercise of the Warrants, such number of shares of Underlying Common Stock issuable upon the conversion of all outstanding Amended and Restated Notes and Preferred Shares and exercise of all outstanding Warrants. VitalStream shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Preferred, solely for the purpose of issuance upon the conversion of the Amended and Restated Notes, such number of shares of Conversion Preferred issuable upon the conversion of all outstanding Amended and Restated Notes. All shares of Underlying Common Stock or Conversion Preferred, as the case may be, which are so issuable shall, when issued, be duly and validly issued, fully paid and non assessable and free from all Taxes and Liens. VitalStream shall take all such actions as may be necessary to assure that all such shares of Underlying Common Stock or Conversion Preferred, as the case may be, may be so issued without violation of any applicable Law or Legal Requirement or any requirements of any domestic securities exchange upon which shares of Underlying Common Stock or Conversion Preferred, as the case may be, may be listed (except for official notice of issuance which shall be immediately transmitted by VitalStream upon issuance).

                  5B. Intellectual Property Rights. VitalStream shall possess and maintain all Intellectual Property Rights necessary to the conduct of its business and own all right, title and interest in and to, or have a valid and enforceable license to use, all such Intellectual Property Rights, except where VitalStream's failure to so possess, maintain, own or have a license to use such Intellectual Rights would not have a VitalStream Material Adverse Effect. VitalStream shall not take any action or fail to take any action which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any Intellectual Property Rights of other Persons, except where VitalStream's failure to take such action or failure to take such action, or such infringement or misappropriation, would not have a VitalStream Material Adverse Effect. For purposes of clarification, the parties agree that the grant of a Lien with respect to Intellectual Property rights otherwise permitted by the Transaction Agreements does not constitute any action which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights. The covenants set forth in this Section 5B shall expire simultaneously with the expiration or termination of the covenants set forth in Section 8 of the Amended and Restated Notes.

                  5C. Compliance with Agreements. VitalStream shall perform and observe all of its obligations to each holder of Amended and Restated Notes, Preferred Shares, Warrants and

Underlying Common Stock as set forth in this Agreement and each of the other Transaction Agreements.

                  5D. Current Public Information. VitalStream shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission; provided, however, that the foregoing provision shall not be interpreted to require the VitalStream to file a registration statement on Form S-2 or S-3 other than as may be required pursuant to the Registration Agreement. Upon the request of the holders of a majority of the Underlying Common Stock, VitalStream will deliver to such holders a written statement as to whether it has complied with such requirements. The covenants set forth in this Section 5D shall expire on the date the Equity Securities and Debt Securities constituting the Restricted Securities immediately following the Closing cease to be Restricted Securities.

                  5E. Information Rights. VitalStream shall deliver to Dolphin, upon request, so long as the Underlying Common Stock held by Dolphin or an Affiliated of Dolphin constitutes at least three percent of VitalStream's outstanding Common Stock, each monthly, quarterly and annual internally prepared financial statement and budget reporting packages delivered to the Board of Directors; provided, however, in connection with the receipt of any materials and other information by Dolphin pursuant to this Section 5E, Dolphin shall sign a confidentiality agreement in form and substance reasonably satisfactory to Dolphin and VitalStream to the extent required by Regulation FD promulgated under the Securities Act or any other securities law or regulation that would, absent such confidentiality agreement, require public disclosure of the information learned by Dolphin at such meeting or through the receipt of such information or materials.

                  5F. Public Disclosures. VitalStream shall not disclose any Purchaser's name or identity as a stockholder of VitalStream in any press release or other public announcement or in any document or material filed with any Governmental Entity, without the prior written consent of such Purchaser, unless (i) such disclosure is required by applicable Law, in which case VitalStream shall use its best efforts to permit Purchaser to review and comment upon the form and substance of such disclosure, or (ii) such disclosure has previously been reported in any document or material filed with any Governmental Entity by either VitalStream or such Purchaser.

                  5G. Attorneys Fees. Within thirty (30) days of the Closing, Dolphin shall deliver to VitalStream a detailed billing invoice for fees and expenses of legal counsel that were not paid by VitalStream at or before the Closing and that were incurred by Dolphin in connection with the preparation and review of this Agreement and the other Transaction Agreements (including the preparation and review of any agreement prepared following June 1, 2003 in contemplation of any proposed transactions with VitalStream or any VitalStream Subsidiary involving an additional investment in VitalStream or related to the amendment or restatement of the Original Notes) and the consummation of the Closing. Within ten (10) days of the receipt of such detailed billing invoice, VitalStream shall reimburse Dolphin for all fees and expenses of legal counsel that are reflected on such detailed billing invoice, up to a maximum aggregate amount of Fifty Thousand Dollars ($50,000) when combined with all fees and expenses paid by VitalStream at or before the Closing, and that were incurred in connection with the preparation and review of this Agreement and the other Transaction Agreements (including the preparation and review of any agreement prepared following June 1, 2003 in contemplation of any proposed transactions with VitalStream or any VitalStream Subsidiary involving an additional investment in VitalStream or related to the amendment or restatement of the Original Notes) and the consummation of the Closing.

                  5H. Filing of Certificate of Designation.

         If it has not done so before the date this Agreement is executed by all parties thereto, as soon as possible following the execution and delivery of this Agreement by all parties thereto, VitalStream shall deliver a fully executed Certificate of Designation to the Secretary of State of the State of Nevada and take such commercially reasonable steps as are necessary to cause the Certificate of Designation to be filed by the Secretary of State of the State of Nevada.

                  Section 6. Nature of Restricted Securities; Transfer of Restricted Securities; General Transfer Procedure.

                  6A. General Provisions.

                  (i) Each Purchaser acknowledges and agrees that the Amended and Restated Notes, Preferred Shares and Warrants it is purchasing and the Underlying Common Stock are characterized as "restricted securities" under the federal securities Laws inasmuch as they are being acquired from VitalStream in a transaction not involving a public offering and that under such Laws such securities may be resold without registration under the Securities Act only in certain limited circumstances as set forth in this Section 6. In the absence of an effective registration statement covering such securities or an available exemption from registration under the Securities Act, the Amended and Restated Notes, Preferred Shares, Warrants and Underlying Common Stock must be held indefinitely. In this connection, such Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation the Rule 144 condition that current information about VitalStream be available to the public.

                  (ii) Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rules may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission if the exemption from registration under such rule is available and (c) subject to the conditions specified in Section 6B below, any other legally available means of transfer.

                  (iii) In addition to the restrictions set forth above, each Purchaser acknowledges and agrees that (to the extent such Purchaser is party to the Investor Rights

Agreement) the Amended and Restated Notes, Preferred Shares, Warrants and the Underlying Common Stock and the transfer of any such Equity Securities is subject to the terms of the Investor Rights Agreement and the terms and provisions thereof.

                  6B. Opinion Delivery. In connection with the transfer of any Restricted Securities (other than a transfer described in Section 6A(i) or Section 6A(ii) above), the holder thereof shall deliver written notice to VitalStream describing in reasonable detail the transfer or proposed transfer, together with an opinion of legal counsel which is knowledgeable in securities Law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the transferring holder delivers to VitalStream an opinion of such legal counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, VitalStream shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 8B(ii) of this Agreement. If VitalStream is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to VitalStream in writing its agreement to be bound by the Investor Rights Agreement and the conditions contained in this Section 6 and Section 8B(ii) of this Agreement.

                  6C. Rule 144A. Notwithstanding any provision of this Agreement to the contrary, upon the request of the holders of a majority of the Underlying Common Stock, VitalStream shall promptly supply to such holders or their prospective transferees all information regarding VitalStream required to be delivered in connection with a transfer pursuant to Rule 144A adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

                  6D. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k) adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or an effective registration statement under the Securities Act, VitalStream shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 8B(ii) of this Agreement from the certificates for such Restricted Securities.

                  Section 7. Representations and Warranties of VitalStream and the VitalStream Subsidiaries. As a material inducement to the Purchasers to enter into this Agreement, exchange the Original Notes and Original Warrants, and purchase the Preferred Units thereunder, VitalStream hereby represents and warrants to each of the Purchasers that the statements contained in this Section 7 are correct and complete as of the Closing Date (or on the date as of which they are made, in the case of any representation or warranty which specifically relates to an earlier date). For purposes of this Section 7, any matter disclosed on a Schedule in respect of a particular representation will be deemed to have been disclosed on a different Schedule in respect of a representation calling for a reasonably similar or related type of disclosure (even if such matter may have been omitted from such different Schedule), if and only to the extent that, it is reasonably clear from a reading of the disclosure on any such Schedule that it applies to such other Schedule.

                  7A. Approval and Consents; Authorization; No Breach. VitalStream has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the other Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the execution, delivery and performance by VitalStream of this Agreement and each of the other Transaction Agreements to which VitalStream is a party, have been duly authorized by VitalStream. Each of this Agreement and the other Transaction Agreements to which VitalStream is a party constitutes a valid and binding obligation of VitalStream enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar Laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity) including those limiting the enforceability of indemnification provisions. Except as set forth on Schedule 7(a) attached hereto, the execution and delivery by VitalStream of this Agreement and the other Transaction Agreements to which VitalStream or any VitalStream Subsidiary is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by VitalStream or any VitalStream Subsidiary do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under or result in the violation of,
(iii) result in the creation of any Lien upon the capital stock or assets of VitalStream or any VitalStream Subsidiary pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any Governmental Entity pursuant to, (A) the charter documents or bylaws of VitalStream or any VitalStream Subsidiary, (B) to the Knowledge of VitalStream, any Law or Legal Requirement to which VitalStream or any VitalStream Subsidiary is subject, or
(C) to the Knowledge of VitalStream any material agreement, instrument, order, judgment or decree to which VitalStream or any VitalStream Subsidiary is subject.

                  7B. Capital Stock and Related Matters.

                  (i) Immediately prior to the Closing, the authorized capital stock of VitalStream shall consist of (a) 290,000,000 shares of Common Stock, 31,158,392 of which shares of Common Stock shall be issued and outstanding and (b) 10,000,000 shares of Preferred Stock, none of which were issued and outstanding immediately prior to the Closing. VitalStream does not have outstanding immediately following the Closing any Equity Securities, except as set forth on Schedule 7(b) attached hereto. Except as required by the Articles of Incorporation, as of the Closing, VitalStream is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities. As of the Closing, all of the outstanding shares of VitalStream's capital stock are validly issued, fully paid and nonassessable. Immediately following the Closing, the Common Stock issuable upon the (1) conversion of the Amended and Restated Notes shall represent 15.18% of the sum of (A) the number of shares of Common Stock issuable upon conversion of the Amended and Restated Notes plus (B) the number of shares of Fully Diluted Common Stock and (2) exercise of the Warrants shall represent 4.05% of the sum of (A) the number of shares of Common Stock issuable upon exercise of the Warrants plus (B) the number of shares of Fully Diluted Common Stock. Except as set forth under the title "Newly Issued Shares" on Schedule 7(b), VitalStream has not issued any Equity Securities since January 15, 2003.

                  (ii) Except as set forth in Schedule 7(b) attached hereto or as contemplated by the transactions set forth in this Agreement, (i) as of the date of the stockholder list attached as part of Schedule 7(b) attached hereto, no person owns of record, or to VitalStream's Knowledge is known to own of record, any Equity Securities of VitalStream or any VitalStream Subsidiary;
(ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire Equity Securities of VitalStream or any VitalStream Subsidiary authorized, granted or issued by VitalStream or any VitalStream Subsidiary or, to VitalStream's Knowledge, any other Person, is authorized or outstanding; (iii) there is no commitment of VitalStream or any VitalStream Subsidiary to issue shares, subscriptions, warrants, options, convertible securities, or other such rights (contingent or otherwise) or to distribute to holders of any of its Equity Securities or Debt Securities any evidence of indebtedness or assets. Except as provided for in the Articles of Incorporation, or as set forth in Schedule 7(b) attached hereto or as contemplated by the transactions set forth in this Agreement, neither VitalStream nor any VitalStream Subsidiary has any obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its Equity Securities or Debt Securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Immediately prior to the Closing, other than the Prior Investor Rights Agreement (as defined in the Investor Rights Agreement) and the AKKAD Agreement or as contemplated by the transactions set forth in this Agreement, there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any Debt Securities or Equity Securities of VitalStream or any VitalStream Subsidiary to which VitalStream or any VitalStream Subsidiary is a party (or, to the Knowledge of VitalStream, by and between any other Person). All of the outstanding Debt Securities and Equity Securities of VitalStream and each VitalStream Subsidiary were issued in compliance with all applicable federal and state securities Laws.

                  (iii) Other than as set forth in the Prior Investor Rights Agreement, there are no statutory or contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Amended and Restated Notes, Additional Warrants, Amended and Restated Warrants, the Preferred Shares or Underlying Common Stock. VitalStream has not violated any applicable securities Laws in connection with the offer, sale or issuance of any of its capital stock, and (subject to the accuracy of the representations, acknowledgements and agreements contained in Section 8B of this Agreement) the offer, exchange, sale and/or issuance of the Amended and Restated Notes, Additional Warrants, the Preferred Shares and Amended and Restated Warrants under this Agreement or the issuance of the Underlying Common Stock upon conversion of the Amended and Restated Notes or Preferred Shares, or exercise of the Additional Warrants or Amended and Restated Warrants, do not require registration under the Securities Act or any applicable state securities Laws. To VitalStream's Knowledge, other than the Transaction Agreements, and the AKKAD Agreement, there are no agreements or proxies between VitalStream's stockholders with respect to the voting or transfer of VitalStream's Equity Securities or Debt Securities or with respect to any other aspect of VitalStream's affairs other than as set forth in the Articles of Incorporation.

                  (iv) As of immediately prior to the Closing, the number of shares of Common Stock outstanding for the purposes of the definition of "Fully Diluted Common Stock" as defined in the Original Notes was equal to 30,790,086 shares of Common Stock (the "Closing Date Issued Fully Diluted Common Stock). Notwithstanding any other provision of this Agreement, in the event of breach by VitalStream of the representation and warranty set forth in the immediately preceding sentence, the number of shares of Common Stock set forth in subsection (a) of the definition of "Fully Diluted Outstanding Common Stock" in any Transaction Document shall be increased by that number of shares of Common Stock equal to the number of shares of Common Stock outstanding immediately prior to the Closing in excess of the number of shares of Common Stock set forth in the definition of Closing Date Issued Fully Diluted Common Stock. VitalStream has issued all shares of Common Stock which may be issued or issuable by VitalStream pursuant to (x) Section 2(c), Section 2(e) or
Section 2(f) of the Asset Purchase Agreement, as in effect on the date hereof and (y) Section 1.4(c)(iv), Section 1.4(c)(v) and Section 1.4(c)(vi) of the Merger Agreement. Notwithstanding any other provision of this Agreement, in the event of breach by VitalStream of the representation and warranty set forth in the immediately preceding sentence, the number of shares of Common Stock set forth in subsection (a) of the definition of "Fully Diluted Outstanding Common Stock" in any Transaction Document shall be increased by that number of shares of Common Stock equal to the number of shares issued by VitalStream pursuant to
(x) Section 2(c), Section 2(e) or Section 2(f) of the Asset Purchase Agreement, as in effect on the date hereof and (y) Section 1.4(c)(iv), Section 1.4(c)(v) and Section 1.4(c)(vi) of the Merger Agreement. Notwithstanding any other provision of this Agreement (including with respect to Section 8A), this representation and warrant shall survive the Closing and continue until sixty
(60) days after the expiration of all applicable statute of limitations (including all periods of extension, whether automatic or permissive).

                  7C. Issuance and Commitment of the Additional Convertible Notes and Additional Warrants. The issuance, sale and delivery of the Preferred Shares and Additional Warrants and consummation of the Exchange (including the issuance of the Amended and Restated Notes and the Amended and Restated Warrants) in accordance with this Agreement and the issuance of the Underlying Common Stock upon conversion of the Amended and Restated Notes and Preferred Shares and exercise of the Additional Warrants and Amended and Restated Warrants, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of VitalStream. The Amended and Restated Notes, Additional Warrants, Preferred Shares and Amended and Restated Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens, and not subject to any preemptive rights, except for any Lien permitted under applicable Law to be created without VitalStream's Knowledge by any other Party with rights therein. Subject to the accuracy of the representations, acknowledgements and agreements made by each Purchaser in this Agreement, the offer, exchange and/or sale of the Amended and Restated Notes, Additional Warrants, Preferred Shares and Amended and Restated Warrants and the issuance of the Underlying Common Stock upon conversion of the Amended and Restated Notes and Preferred Shares and exercise of the Additional Warrants and Amended and Restated Warrants to each Purchaser will be in compliance with all applicable Laws.

                  7D. Investment Company. Neither VitalStream nor any of the VitalStream Subsidiaries is an "investment company" as defined under the Investment Company Act of 1940.

                  7E. Margin Securities. Neither VitalStream nor any of the VitalStream Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying

"margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board, and no part of the proceeds realized from the sale of the Convertible Notes shall be used to buy or carry any such margin securities or used in violation of Regulations T, U or X.

                  7F. Organization, Corporate Power and Licenses. Except as set forth on Schedule 7(f), each of VitalStream and its direct operating Subsidiaries, VitalStream, Inc. and VitalStream Broadcasting Corporation (collectively, the "VitalStream Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation and is qualified to do business in every jurisdiction in which such qualification is required except where failure to be so qualified would not reasonably be expected to have a VitalStream Material Adverse Effect. Each of VitalStream and the VitalStream Subsidiaries possess all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Agreements to which it is a party except where such failure would not reasonably be expected to have a VitalStream Material Adverse Effect. The copies of VitalStream's charter documents and bylaws to which Purchasers have been provided access reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

                  7G. Subsidiaries. Schedule 7(g) attached hereto sets forth a complete and accurate list of the Subsidiaries of VitalStream. Except as set forth on Schedule 7(g) attached hereto, VitalStream, does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise. All of the outstanding shares of capital stock of each VitalStream Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned by VitalStream or another of the VitalStream Subsidiaries free and clear of any Lien (except for Permitted Liens) and not subject to any option or right to purchase any such shares. Except as set forth on Schedule 7(g) attached hereto, neither VitalStream nor any of the VitalStream Subsidiaries owns or holds the right to acquire any shares of stock or any other Equity Security of any other Person.

                  7H. Securities and Exchange Commission Reports and VitalStream Financial Statements. Since April 23, 2002, VitalStream and the VitalStream Subsidiaries have filed with the Securities and Exchange Commission (as such documents have since the time of their filing been amended or supplemented, the "VitalStream Securities and Exchange Commission Reports"), all documents (other than preliminary material) that VitalStream and the VitalStream Subsidiaries were required to file with the Securities and Exchange Commission since such date. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the VitalStream Securities and Exchange Commission Reports (the "VitalStream Financial Statements") (A) complied as to form in all material respects with the published rules and regulations of the Securities and Exchange Commission with respect thereto, (B) are accurate and complete in all material respects, (C) are consistent with the books and records of VitalStream and the VitalStream Subsidiaries (which, in turn, are accurate and complete in all material respects), (D) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (1) with respect to audited statements, as may be indicated therein or in the notes thereto and (2) with respect to unaudited statements, subject to normal year-end audit adjustments, which will not be material either individually or in the aggregate, an absence of required footnotes and as permitted by Form 10-Q of the Securities and Exchange Commission) and (E) fairly present the consolidated financial position of VitalStream and the VitalStream Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. Each VitalStream Subsidiary is treated as a consolidated Subsidiary of VitalStream in the VitalStream Financial Statements for all periods covered thereby.

                  7I. Notes and Accounts Receivable.

                  (i) All notes and accounts receivable of VitalStream and the VitalStream Subsidiaries are reflected properly on their books and records, are valid receivables arising from bona fide transactions in the Ordinary Course of Business subject to no setoffs, Claims or refusals to pay, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the VitalStream Balance Sheet as of June 30, 2003 (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of VitalStream (except in respect of receivables of less than $75,000 in the aggregate). Schedule 7(i) attached hereto contains a listing of all of the accounts receivable of VitalStream and the VitalStream Subsidiaries as of June 30, 2003 (except in respect of accounts and debts of less than $75,000 in the aggregate). Except as set forth on
Schedule 7(i) attached hereto (and except in respect of accounts and debts of less than $75,000 in the aggregate), as of June 30, 2003, (a) no account or note debtor of VitalStream or any VitalStream Subsidiary is delinquent in payment by more than sixty (60) days and (b) the aging schedule of the accounts receivable and notes receivable of VitalStream or any VitalStream Subsidiary included in
Schedule 7(i) is complete and accurate.

                  (ii) Schedule 7(i) attached hereto contains a listing of all accounts payable and notes payable (which shall include any service level agreement credits, services or goods that have been paid for but not provided or delivered, and similar items) that VitalStream and the VitalStream Subsidiaries owed (or have any Liability with respect to) as of June 30, 2003 (except in respect of accounts and debts of less than $75,000 in the aggregate). Except as set forth on Schedule 7(i) attached hereto, as of June 30, 2003, all accounts payable and notes payable of VitalStream and the VitalStream Subsidiaries arose from bona fide transactions in the Ordinary Course of Business and, no such account payable or note payable is delinquent by more than sixty (60) days in its payment (except in respect of accounts and debts of less than $75,000 in the aggregate).

                  7J. Guaranties. Other than as set forth in the Guaranty, neither VitalStream nor any VitalStream Subsidiary is a guarantor of, or otherwise is liable for, and no assets or properties of VitalStream or any VitalStream Subsidiary are subject to, or security for, any Liability (including Indebtedness) of any other Person.

                  7K. Absence of Undisclosed Liabilities. Except as set forth on
Schedule 7(k), neither VitalStream nor any VitalStream Subsidiary has any Liability (and, to VitalStream's or the VitalStream Subsidiaries' Knowledge, there is no basis for any present or future Claim giving rise to any Liability), except for (i) Liabilities not required to be reflected on a consolidated balance sheet of VitalStream and the VitalStream Subsidiaries prepared in accordance with GAAP consistently applied in accordance with VitalStream's past practice, (ii) Liabilities set forth on the face of the VitalStream Balance Sheet as of June 30, 2003 (rather than in any notes thereto) and (iii) Liabilities which have arisen after the date of the VitalStream Balance Sheet as of June 30, 2003 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any Claim, breach of contract, breach of warranty, tort, infringement, Environmental, Health, and Safety Requirements or violation of Law).

                  7L. Absence of Certain Developments. Except as set forth in
Schedule 7(l) attached hereto and for the transactions contemplated by this Agreement and the other Transaction Agreements, since June 30, 2003, no event has occurred or is anticipated, and no fact or facts exists, that individually or in the aggregate have had or could have a VitalStream Material Adverse Effect. Without limiting the generality of the foregoing, and except as set forth in Schedule 7(l), since June 30, 2003 :

                  (i) neither VitalStream nor any VitalStream Subsidiary has sold, leased, transferred, or assigned any of its assets, tangible or intangible necessary for, or useful in, the conduct of its business, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) neither VitalStream nor any VitalStream Subsidiary has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

                  (iii) no party (including VitalStream or any VitalStream Subsidiary) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $75,000 to which VitalStream or any VitalStream Subsidiary is a party or by which any of them are bound (except in respect of agreements, contract or licenses between VitalStream or VitalStream Subsidiaries and their respective customers);

                  (iv) neither VitalStream nor any VitalStream Subsidiary has imposed, or permitted to exist, any Liens (except for Permitted Liens) upon any of their assets, tangible or intangible;

                  (v) neither VitalStream nor any VitalStream Subsidiary has made any capital expenditure (or series of related capital expenditures) either involving more than $75,000 or outside the Ordinary Course of Business;

                  (vi) neither VitalStream nor any VitalStream Subsidiary has made any Investment in, any loan to, or any acquisition of the assets of, any other Person (or series of related capital Investments, loans, and acquisitions) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (vii) neither VitalStream nor any VitalStream Subsidiary has issued any Debt Security or created, incurred, assumed, or Guaranteed any Indebtedness for borrowed money or capitalized lease obligation involving more than $75,000 singly or $250,000 in the aggregate;

                  (viii) neither VitalStream nor any VitalStream Subsidiary has cancelled, compromised, waived, or released any right or Claim (or series of related rights and Claims) either involving more than $75,000 or outside the Ordinary Course of Business;

                  (ix) neither VitalStream nor any VitalStream Subsidiary has granted any license or sublicense of any rights under or with respect to any VitalStream Intellectual Property Rights, other than in the Ordinary Course of Business;

                  (x) neither VitalStream nor any VitalStream Subsidiary has experienced any damage, destruction, or loss (whether or not covered by insurance) to its properties or assets other than in the Ordinary Course of Business;

                  (xi) neither VitalStream nor any VitalStream Subsidiary has made any loan to, or entered into any other transaction with, any of its Affiliates, stockholders, directors, officers or employees outside the Ordinary Course of Business;; and

                  (xii) Neither VitalStream nor any VitalStream Subsidiary has not collected any accounts receivable out of the Ordinary Course of Business; and

                  (xiii) To VitalStream's or the VitalStream Subsidiaries' Knowledge, neither VitalStream nor any VitalStream Subsidiary has entered into or created any legally binding obligation committing them to any of the foregoing

                  7M. Compliance With Laws. Except as set forth on Schedule 7(m), to their respective Knowledge, neither VitalStream nor any VitalStream Subsidiary has violated any material Law or Legal Requirement and neither VitalStream nor any VitalStream Subsidiary has received any written notice alleging any such violation. For purposes of this Section 7(m), a "material Law or Legal Requirement" is a law or requirement, the violation of which would reasonably be expected to result in a VitalStream Material Adverse Effect.

                  7N. Litigation. Except as set forth in Schedule 7(n) attached hereto, neither VitalStream nor any VitalStream Subsidiary is (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party or, to the Knowledge of VitalStream, threatened to be made a party to any Claim at law or in equity, before any Governmental Entity or that could come before any arbitrator.

                  7O. Contracts and Commitments. Set forth in Schedule 7(o) attached hereto is a true and complete listing of all material contracts that have been or are or were required to be included as exhibits to the VitalStream Securities and Exchange Commission Reports since April 23, 2002.

                  7P. Tax Matters.

                  Since April 23, 2002, except as set forth in Schedule 7(p) attached hereto:

                  (i) Each of VitalStream and the VitalStream Subsidiaries has filed all Tax Returns which it is required to file under applicable Laws.

                  (ii) All such Tax Returns are complete and correct and have been prepared in compliance with all applicable Laws in all material respects.

                  (iii) To VitalStream's Knowledge, each of VitalStream and the VitalStream Subsidiaries has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it was or is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party, except for any immaterial amounts.

                  (iv) Neither VitalStream nor any VitalStream Subsidiary has waived any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. Since June 30, 2003, neither VitalStream nor any VitalStream Subsidiary has incurred any Liability for Taxes other than in the Ordinary Course of Business. Neither VitalStream nor any VitalStream Subsidiary has consented to any waiver of the statute of limitations for the assessment of any Taxes and had not requested any extension of time for the payment of any Taxes. There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of VitalStream or any VitalStream Subsidiary. No information related to Tax matters has been requested by any foreign, federal, state or local Taxing authority, no written notice indicating an intent to open an audit or other review has been received by VitalStream or any VitalStream Subsidiary from any foreign, federal, state or local Taxing authority, and no notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by a Taxing authority against VitalStream or any VitalStream Subsidiary has been received by VitalStream or any VitalStream Subsidiary.

                  7Q. Real Property.

                  (i) Neither VitalStream nor any VitalStream Subsidiary owns any Real Property. Neither VitalStream nor any VitalStream Subsidiary is a party to any agreement or option to purchase any Real Property or interest therein.

                  (ii) Schedule 7(q) attached hereto sets forth a true and complete list of (A) the address of each parcel relating to, used in connection with, or necessary or useful in, the operation or conduct of the business of VitalStream and the VitalStream Subsidiaries (collectively, the "VitalStream Leased Real Property") and (B) the date and the names of the parties to each Real Property Lease in respect of each parcel of VitalStream Leased Real Property (collectively, the "VitalStream Real Property Leases"). VitalStream has delivered to Purchasers a true and complete copy of each written VitalStream Real Property Lease, and in the case of any oral VitalStream Real Property Lease, a written summary of the material terms of such VitalStream Real Property Lease. Except as set forth on Schedule 7(q) attached hereto, with respect to each VitalStream Real Property Lease:

                           (a) The transactions contemplated by this Agreement and the other Transaction Agreements do not require the consent of any other party to such VitalStream Real Property Lease (except as set forth in Schedule 7(q) attached hereto), will not result in a breach of or default under such VitalStream Real Property Lease, and will not otherwise cause such VitalStream Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                           (b) VitalStream's and the VitalStream Subsidiaries' possession and quiet enjoyment of the VitalStream Leased Real Property under such VitalStream Real Property Lease has not been disturbed and there are no disputes with respect to such VitalStream Real Property Lease;

                           (c) None of VitalStream, any VitalStream Subsidiary or, to the Knowledge of VitalStream, any other party to such VitalStream Real Property Lease is in breach or default under such VitalStream Real Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such VitalStream Real Property Lease;

                           (d) Neither VitalStream nor VitalStream Subsidiary owes, or will owe in the future, any brokerage commissions or finder's fees with respect to such VitalStream Real Property Lease;

                           (e) To VitalStream's or the VitalStream Subsidiaries' Knowledge, the other party to such VitalStream Real Property Lease is not an Affiliate of, and otherwise does not have any economic interest in, VitalStream or any VitalStream Subsidiary;

                           (f) Neither VitalStream nor any VitalStream
         Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy such VitalStream Leased Real Property or any portion thereof;

                           (g) Neither VitalStream nor any VitalStream
         Subsidiary has collaterally assigned or granted any other Lien in such VitalStream Real Property Lease or any interest therein (other than Permitted Liens); and

                           (h) Except as may arise by operation of law or under any VitalStream Real Property Lease, there are no Liens on the estate or interest created by such VitalStream Real Property Lease (other than Permitted Liens).

                  (iii) All Improvements included in the VitalStream Leased Real Property ("Improvements") are in good condition and repair (except for ordinary wear and tear and conditions or a state of repair that do not materially affect the use of such Improvements ) and sufficient for the operation of VitalStream's and any VitalStream Subsidiary's business as currently conducted thereon or contemplated to be conducted thereon. To VitalStream's or the VitalStream Subsidiaries' Knowledge, there are no structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of VitalStream's and any VitalStream Subsidiary's business as currently conducted thereon or contemplated to be conducted thereon.

                  (iv) There is no condemnation, expropriation or other proceeding in eminent domain, pending or, to VitalStream's or the VitalStream Subsidiaries' Knowledge, threatened, affecting any parcel of VitalStream Leased Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, nor any Claims, administrative actions or similar proceedings, pending or, to VitalStream's or the VitalStream Subsidiaries' Knowledge, threatened, relating to the ownership, lease, use or occupancy of the VitalStream Leased Real Property or any portion thereof, or the operation of VitalStream's and any VitalStream Subsidiary's business as currently conducted thereon or contemplated to be conducted thereon.

                  (v) To VitalStream's or the VitalStream Subsidiaries' Knowledge, the VitalStream Leased Real Property is in compliance with all applicable Laws (including any Environmental, Health and Safety Requirements, zoning, planning, subdivision, platting or similar Laws) affecting the VitalStream Leased Real Property ("Real Property Laws"), and the current use and occupancy of the VitalStream Leased Real Property and operation by VitalStream and the VitalStream Subsidiaries of their business thereon does not violate any Real Property Laws. VitalStream has not received any notice of violation of any Real Property Law and, to VitalStream's or the VitalStream Subsidiaries' Knowledge, there is no basis for the issuance of any such notice or the taking of any action for such violation. To VitalStream's or the VitalStream Subsidiaries' Knowledge, there is no pending or anticipated change in any Real Property Law that will have a VitalStream Material Adverse Effect on the ownership, lease, use or occupancy of any VitalStream Leased Real Property or any portion thereof in the continued operation of VitalStream's and any VitalStream Subsidiary's business as currently conducted thereon or contemplate to be conducted thereon.

                  7R. Environmental Matters. Since April 23, 2002, except in respect of the assets acquired pursuant to the Asset Purchase Agreement:

                  (i) Each of VitalStream and the VitalStream Subsidiaries has complied and is in material compliance with all Environmental, Health and Safety Requirements and all permits thereunder.

                  (ii) Neither VitalStream, the VitalStream Subsidiaries nor any of their Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective Liabilities, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

                  (iii) Neither VitalStream, the VitalStream Subsidiaries nor Affiliates has assumed or undertaken or otherwise become subject to any Liability, including any Liability for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

                  7S. Intellectual Property Rights.

                  (i) Except in respect of the assets purchased pursuant to the Asset Purchase Agreement, each of VitalStream and the VitalStream Subsidiaries own and possess all right, title and interest in and to, free and clear of any Liens, Claims, Indebtedness, licenses, restrictions on transfer or any other restrictions or limitations, except for Permitted Liens, or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or other permission, all material Intellectual Property Rights relating to, or used in connection with, the operation or conduct of the business of VitalStream and the VitalStream Subsidiaries as presently conducted (excluding any assets purchased pursuant to the Asset Purchase Agreement, the "VitalStream Intellectual Property Rights"). The VitalStream Intellectual Property Rights will be owned or available for use by VitalStream and the VitalStream Subsidiaries immediately subsequent to the Closing on identical terms and conditions as applicable to VitalStream immediately prior to the Closing. VitalStream has taken all commercially reasonable actions to maintain and protect the VitalStream Intellectual Property Rights.

                  (ii) Except a set forth on Schedule 7(s), to the Knowledge of VitalStream, neither VitalStream nor the VitalStream Subsidiaries has interfered with, infringed upon, violated, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of any other Person and, to the Knowledge of VitalStream, the continued conduct and operation of its business as presently conducted and operated will not interfere with, infringe upon, violate, misappropriate or otherwise come into conflict with any Intellectual Property Rights of any other Person, except in each case for any alleged interference, infringement, misappropriation or conflict which would not reasonably be expected to result in a VitalStream Material Adverse Effect or has been resolved.

                  (iii) To the Knowledge of VitalStream, neither VitalStream nor any VitalStream Subsidiary has ever received any Claim or notice alleging any interference, infringement, conflict, misappropriation, or violation in respect of the Intellectual Property Rights of any other Person (including, but not limited to, any Claim that VitalStream or any VitalStream Subsidiary must license or refrain from using any Intellectual Property Rights of any other Person or any demand or offer to license any Intellectual Property Rights from any Person), and, except a set forth on Schedule 7(s), VitalStream is not aware of any facts that indicate a likelihood of any of the foregoing, except in each case for any alleged interference, infringement, conflict, misappropriation or violation which would not reasonably be expected to result in a VitalStream Material Adverse Effect. To the Knowledge of VitalStream, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any VitalStream Intellectual Property Rights, and VitalStream is not aware of any facts that indicate a likelihood of any of the foregoing, except in each case for any possible interference, infringement, misappropriation or conflict which would not reasonably be expected to result in a VitalStream Material Adverse Effect or has been resolved.

                  (iv) Schedule 7(s) attached hereto identifies each VitalStream Intellectual Property Right that any third party owns and that VitalStream or the VitalStream Subsidiaries use (or contemplate to use) pursuant to a written license, sublicense, agreement, or permission (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate). With respect to each Intellectual Property Right required to be identified on Schedule 7(s) attached hereto:

                           (a) the license, sublicense, agreement, or permission covering such VitalStream Intellectual Property Right is legal, valid, binding, enforceable, and in full force and effect;

                           (b) to the Knowledge of VitalStream no party to the license, sublicense, agreement, or permission covering such VitalStream Intellectual Property Right is in breach or default, and, to the Knowledge of VitalStream, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (c) to the Knowledge of VitalStream no party to the license, sublicense, agreement, or permission covering such VitalStream Intellectual Property Right has repudiated any provision thereof;

                           (d) such VitalStream Intellectual Property Right is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                           (e) no Claim is pending or, to the Knowledge of VitalStream (and employees with responsibility for Intellectual Property Right matters), is threatened which challenges the legality, validity, or enforceability of such VitalStream Intellectual Property Right and there are no grounds for the same.

                  (v) To VitalStream's or the VitalStream Subsidiaries' Knowledge, no VitalStream Intellectual Property Right is subject to any outstanding injunction, judgment, order, decree, ruling, or charge. No Claim is pending or, except a set forth on Schedule 7(s),to the Knowledge of VitalStream (and employees with responsibility for Intellectual Property Right matters), is threatened which challenges the legality, validity, enforceability, use, or ownership of any VitalStream Intellectual Property Right, and, to the Knowledge of VitalStream, there are no grounds for the same. To the Knowledge of VitalStream, no loss or expiration of any VitalStream Intellectual Property Right is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms and licenses expiring at the end of the term of their respective license agreements (and not as a result of any act or omission by VitalStream or any VitalStream Subsidiary, including, a failure by VitalStream or any VitalStream Subsidiary to pay any required maintenance fees).

                  7T. Employees.

                  (i)      Except as set forth on Schedule 7(t) attached hereto:

                           (a) Neither VitalStream nor any of the VitalStream Subsidiaries is a party to or bound by any collective bargaining agreement or relationship with any labor organization;

                           (b) To the Knowledge of VitalStream, no executive, key employee or group of employees has any plans to terminate their employment with any Buying Party or any VitalStream Subsidiary;

                           (c) to the Knowledge of VitalStream, no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition;

                           (d) no union organizing or decertification efforts are underway or, to the Knowledge of VitalStream, threatened;

                           (e) within the past five (5) years no labor strike, work stoppage, slowdown, or other labor dispute has occurred, and none is underway or, to the Knowledge of VitalStream, threatened;

                           (f) there is no workman's compensation Liability, experience or matter that would reasonably be expected to have a VitalStream Material Adverse Effect; and

                           (g) there is no employment-related charge, complaint, grievance, investigation, inquiry or Liability of any kind, pending or, to VitalStream's Knowledge, threatened in any forum, relating to an alleged violation or breach by VitalStream or any VitalStream Subsidiary (or their officers or directors) of any Law, regulation or contract and, to the Knowledge of VitalStream, no facts or circumstances exist that would reasonably be expected to give rise to such a charge, complaint, grievance, investigation, inquiry or Liability.

                  (ii) Any notice of the transaction contemplated by this Agreement required under any Law or collective bargaining agreement has been given, and all bargaining obligations with any labor organization or other employee representative have been, or prior to Closing will be, satisfied.

                  (iii) No plant closing or mass layoff of employees has been implemented that could implicate the WARN Act.

                  7U. Employee Benefits.

                  (i) Neither VitalStream nor any VitalStream Subsidiary has any obligation to contribute to (or any other Liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of ERISA), or any "defined benefit plan" (as defined in
Section 3(35) of ERISA), whether or not terminated.

                  (ii) Except as set forth on Schedule 7(u) attached hereto, neither VitalStream nor any VitalStream Subsidiary maintains or has any obligation to contribute to (or any other Liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under COBRA).

                  (iii) Except as set forth on Schedule 7(u) attached hereto, VitalStream does not maintain, contribute to or have any Liability under (or with respect to) any employee plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated (the "VitalStream Defined Contribution Plan").

                  (iv) Except for the VitalStream Defined Contribution Plan and as set forth on Schedule 7(u) attached hereto, neither VitalStream nor any VitalStream Subsidiary maintains, contributes to or has any Liability under (or with respect to) any employee benefit plan providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such employee benefit plans are referred to as the "Other VitalStream Plans" and, together with the VitalStream Defined Contribution Plan, the "VitalStream Plans."

                  (v) With respect to the VitalStream Plans, all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for the period ending June 30, 2003 shall have been made or properly accrued on the VitalStream Balance Sheet as of June 30, 2003. None of the VitalStream Plans has any material unfunded Liabilities which are not reflected on the VitalStream Balance Sheet.

                  (vi) To VitalStream's or the VitalStream Subsidiaries' Knowledge, the VitalStream Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in accordance with their terms and have complied in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable Laws. To VitalStream's or the VitalStream Subsidiaries' Knowledge, the requirements of COBRA have been met in all material respects with respect to each VitalStream Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) which is subject to COBRA.

                  (vii) Each of the VitalStream Plans which is intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service that such VitalStream Plan is qualified under Section 401(a) of the Code, and, to VitalStream's or the VitalStream Subsidiaries' Knowledge, there are no circumstances which could reasonably be expected to adversely affect the qualified status of any such VitalStream Plan. All such VitalStream Plans have been or will be timely amended for the requirements of the Tax legislation commonly known as "GUST" and have been or will be submitted to the Internal Revenue Service for a favorable determination letter within the remedial amendment period prescribed by GUST.

                  (viii) To VitalStream's or the VitalStream Subsidiaries' Knowledge, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any VitalStream Plan (other than routine claims for benefits) is pending or, to the Knowledge of VitalStream, threatened which could result in or subject VitalStream or any VitalStream Subsidiary to any material Liability, and there are no circumstances which could reasonably be expected to give rise to any such actions, suits or claims.

                  7V. Insurance. To VitalStream's or the VitalStream Subsidiaries' Knowledge, neither VitalStream nor any of the VitalStream Subsidiaries is in material default with respect to its obligations under any insurance policy maintained by it, and, except a set forth on Schedule 7(v), neither VitalStream nor any of the VitalStream Subsidiaries has ever been denied insurance coverage. To VitalStream's or the VitalStream Subsidiaries' Knowledge, the insurance coverage of VitalStream and the VitalStream Subsidiaries is adequate for the operation and conduct of their business. To VitalStream's or the VitalStream Subsidiaries' Knowledge, the reserves set forth on the VitalStream Balance Sheet as of June 30, 2003 is adequate to cover all known potential Liabilities with respect to all self-insurance or co-insurance programs.

                  7W. Affiliate Transactions. Except as set forth on the attached Schedule 7(w) attached hereto or in the VitalStream Securities and Exchange Commission Reports, no officer, director, or other Affiliate of VitalStream or any of the VitalStream Subsidiaries (excluding Dolphin and Salvatore Tirabassi and their respective Affiliates) or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with VitalStream or any of the VitalStream Subsidiaries or has any material interest in any assets or property owned or used by VitalStream or any of the VitalStream Subsidiaries, except in respect of amounts less than $60,000, or in connection with employment offer letters, or rights or options to subscribe for or purchase VitalStream Equity Securities that have been granted pursuant to approval of the Board of Directors since the Dolphin Director (as defined in the Investor Rights Agreement) has been a member of the Board of Directors.

                  7X. Disclosure. This Agreement, together with the VitalStream Securities and Exchange Commission Reports and the annexes, schedules, exhibits and certificates supplied by VitalStream or on behalf of VitalStream or any of the other VitalStream Subsidiaries with respect to the transactions contemplated by this Agreement and the other Transaction Agreements, do not contain any untrue statement of a material fact, as of the date hereof or thereof, as the case may be, or omit, as of the date hereof or thereof, as the case may be, to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                  7Y. Customers.

                  (i) Except as set forth on Schedule 7(y) attached hereto, no customer of VitalStream or any VitalStream Subsidiary which generated monthly revenues in the one month period ended June 30, 2003 that accounted for in excess of $5,000 of the monthly revenues of the business operated by VitalStream and any VitalStream Subsidiary has terminated or threatened in writing to terminate its relationship, or any agreement, with VitalStream or any VitalStream Subsidiary, as the case may be.

                  (ii) Set forth on Schedule 7(y) is the Churn Rate of VitalStream on a consolidated basis for the six month period ended August 31, 2003.

                  Section 8. Miscellaneous.

                  8A. Remedies; Survival of Representations, Warranties and Covenants; Indemnification.

                  (i) Each holder of Amended and Restated Notes, Preferred Shares, Warrants or Underlying Common Stock shall have all rights and remedies set forth in this Agreement, and the other Transaction Agreements for the benefit of each such holder and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any Law. Any Person having any rights under any provision of this Agreement or any other Transaction Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement or any other Transaction Agreement and to exercise all other rights granted by Law. The following indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any holder of Amended and Restated Notes, Preferred Shares, Warrants or Underlying Common Stock may have for breach of representation, warranty or covenant with respect to VitalStream or any VitalStream Subsidiary or the transactions contemplated by this Agreement; provided, however, that no provision of this Agreement shall negate any limitation on remedies as agreed among the parties to, and set forth in, this Agreement.

                  (ii) The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing (a) with respect to the matters covered by the representations and warranties contained in Sections 7A, 7B, 7P, 7R and 7U, until sixty (60) days after the expiration of all applicable statute of limitations (including all periods of extension, whether automatic or permissive) (b) in the case of all other representations and warranties and any covenant or agreement contained in this Agreement to be performed in its entirety on or prior to the Closing Date, until the date which is nine (9) months after the Closing Date; and (c) in the case of any covenant or agreement contained in this Agreement not to be performed in its entirety on or prior to the Closing Date, until the date which is nine (9) months after such covenant terminates or expires. The designation of a survival period with respect to a representation, warranty, covenant or agreement shall not extend the term of such representation, warranty, covenant or agreement but shall merely set the last date on which notice of a Claim with respect to such representation, warranty, covenant or agreement under this Agreement may be delivered.

                  (iii) In consideration of each Purchaser's execution and delivery of this Agreement, participation in the Exchange and acquiring the New Preferred and Additional Warrants hereunder and in addition to all of VitalStream's other obligations under this Agreement and the other Transaction Agreements, VitalStream agrees to indemnify on an after-tax basis and defend, protect and hold harmless each Purchaser and its Affiliates and each of their respective directors, officers, employees, stockholders, members, partners, agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement), successors and assigns (collectively, the "Indemnitees") from and against any and all Claims, costs, damages, deficiencies, expenses (including interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any Claim, default or assessment), fees, fines, Liabilities, losses and penalties (hereinafter individually, a "Loss" and collectively, "Losses") which, directly or indirectly, arise out of, result from or relate to (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought): (a) any facts or circumstances which constitute a misrepresentation or breach by VitalStream or any VitalStream Subsidiary of any representation, warranty or covenant set forth in this Agreement (including any annex, exhibit or schedule attached hereto), any other Transaction Agreement or in any instrument or document delivered by VitalStream pursuant to this Agreement or (b) any non-fulfillment or breach of any covenant or agreement of VitalStream or any VitalStream Subsidiary set forth in this Agreement or any other Transaction Agreement. To the extent that the foregoing undertakings by VitalStream may be unenforceable for any reason, VitalStream shall make the maximum contribution to the payment and satisfaction of the Losses described above incurred by any Indemnitee which is permissible under applicable Law.

                  8B. Purchaser's Representations; Legends.

                  (i)      Purchaser's Representations.

                           (a) Authorization. Each Purchaser hereby represents that it has full power and authority to enter into this Agreement and the Transaction Agreements, and this Agreement and the Transaction Agreements constitute its valid and legally binding obligations, enforceable in accordance with their respective terms.

                           (b) Disclosure of Information. Each Purchaser hereby represents that it has received and reviewed the information about VitalStream and the VitalStream Subsidiaries that it has requested and represents that it has had an opportunity to ask questions and receive answers from VitalStream regarding the terms and conditions of the offering of the Amended and Restated Notes, Preferred Shares and Warrants and the business, properties, prospects and financial condition of VitalStream and the VitalStream Subsidiaries that it has requested. The foregoing, however, does not limit or modify the representations and warranties of VitalStream in Section 7 of this Agreement or the right of the Purchasers to rely thereon.

                           (c) Investment Experience. Each Purchaser hereby represents that it is able to fend for itself, can bear the economic risk of its Investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Amended and Restated Notes, Preferred Shares, Warrants and/or Underlying Common Stock. If other than an individual, such Purchaser also represents it has not been organized for the purpose of acquiring the Amended and Restated Notes, Preferred Shares, Warrants or Underlying Common Stock.

                           (d) Accredited Investor.

                                    (1) Dolphin Fund II hereby represents that
each of its constituent entities is an "institutional buyer," as that term is used in the definition of "Dealer" under Section 359-e of the New York Fraudulent Practices Act, as presently in effect.

                                    (2) Each Purchaser hereby represents that it
is an "accredited investor," as that term is defined in Section 501(a) promulgated under the Securities Act, as presently in effect.

                           (e) Investment Intent; Own Account. Each Purchaser hereby represents and warrants that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account, not as nominee or agent, with the present intention of holding such securities for purposes of Investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities Laws or any applicable state securities Laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities to its Affiliates or in compliance with the provisions of Section 6 of this Agreement. Each Purchaser further represents that such Purchaser does not have any contract, undertaking or agreement with any Person to sell, transfer or grant participations to such Person or to any other Person with respect to the Restricted Securities.

                           (f) Residence; Domicile. Each Purchaser hereby represents and warrants that (1) if such Purchaser is not an individual, the principal office of such Purchaser is located at the address set forth with respect to such Purchaser on Annex 1 attached hereto, and (2) if such Purchaser is an individual, the principal residence of such Purchaser is located at the address set forth with respect to such Purchaser on Annex 1 hereto.

                           (g) Ownership of Original Notes and Original
         Warrants. Each Purchaser identified on Annex 2 represents and warrants that its owns, free of any Lien, commitment to sell or similar encumbrance, (i) Original Notes with an aggregate principal amount of the principal amount identified next to such Purchaser's name in the column entitled "Principal Amount of Original Notes" on the Schedule of Participants in Exchange attached hereto as Annex 2, and (ii) all of the Original Warrants identified next to such Purchaser's name in the column entitled "Warrant Amount of Original Warrants" on the Schedule of Participants in Exchange attached hereto as Annex 2.

                           (h) Interested Person Representations. Each of the Purchasers represents and warrants that either (i) such Purchaser does not beneficially own directly or indirectly, and has not beneficially owned directly or indirectly at any time during the three years preceding the Closing Date, 10% or more of the voting power of the outstanding shares of capital stock of VitalStream or (ii) if such Purchaser beneficially owns directly or indirectly, or has beneficially owned directly or indirectly at any time during the three years preceding the Closing Date, 10% or more of the voting power of the outstanding shares of capital stock of VitalStream, such Purchaser first became the beneficial owner directly or indirectly of 10% or more of the voting power of the outstanding shares of capital stock of VitalStream (A) on November 1, 2002 as a result of the execution of the Initial Asset Purchase Agreement, (B) on November 26, 2002, as a result of the Initial Closing, (C) on January 15, 2003 as a result of the Subsequent Closing and the consummation of the transactions contemplated by the Asset Purchase Agreement or (D) on April 23, 2002, as a result of the consummation of the merger contemplated by the Merger Agreement.

                  (ii) Legends. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE

         STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID
         ACT.

         THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES EXCHANGE AND PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 30, 2003, AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND THE OTHER PARTIES REFERRED TO THEREIN, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

         [Only if the purchaser is party to the Investor Rights Agreement]

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO AN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 30, 2003, AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY REFERRED TO THEREIN, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

         [With respect to the Amended and Restated Notes only, and only as long as the Alliance Intercreditor Agreement remains effective]

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT DATED JUNE 30, 2003, BY AND AMONG ALLIANCE BANK, DOLPHIN COMMUNICATIONS FUND II, L.P. AND DOLPHIN COMMUNICATIONS PARALLEL FUND II (NETHERLANDS), L.P.

                  8C. Entire Agreement. This Agreement, the other Transaction Agreements and the other agreements and instruments referred to herein and therein contain the entire agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, which may have related to the subject matter hereof in any way (including the Initial Note Purchase Agreement and the Subsequent Note Purchase Agreement). Effective upon the Closing, all covenants and agreements contained in Section 5 and Section 6 of the Initial Note Purchase Agreement and Subsequent Note Purchase Agreement shall terminate and be of no further effect (if not earlier terminated in accordance with the terms of such agreements); provided, however, that such termination shall not constitute a waiver of any Claims arising thereunder prior to such termination in accordance with the terms of the Initial Note Purchase Agreement and Subsequent Note Purchase Agreement. Effective upon the Closing that certain Guaranty dated November 26, 2002 issued in connection with the

Initial Note Purchase Agreement shall be amended and restated pursuant to the Guaranty attached hereto as Exhibit E.

                  8D. Successors and Assigns. Except as otherwise expressly provided herein or therein, all covenants and agreements contained in this Agreement or any other Transaction Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement or any other Transaction Agreement which are for any Purchaser's benefit as a purchaser or holder of Amended and Restated Notes, Preferred Shares, Warrants or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Amended and Restated Notes, Preferred Shares, Warrants or Underlying Common Stock other than a purchaser or holder that acquired such Amended and Restated Notes, Preferred Shares, Warrants or Underlying Common Stock (a) in connection with a re-sale of such any such securities that was registered under the Securities Act, or (b) following a sale of such securities to the public pursuant to Rule 144 (including Rule 144(k)).

                  8E. Counterparts. This Agreement or any other Transaction Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

                  8F. Descriptive Headings; Interpretation. Section headings used in this Agreement or in any other Transaction Agreement are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, such agreement. The use of the word "including" or any variation or derivative thereof in this Agreement or in any other Transaction Agreement is by way of example rather than by limitation.

                  8G. Notices; Business Days. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement or any other Transaction Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient or when sent by facsimile followed by delivery by reputable overnight courier service (charges prepaid), one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Any notice, demand or other communication hereunder may be given by any other means (including telecopy or electronic mail), but shall not be deemed to have been duly given unless and until it is actually received by the intended recipient. Such notices, demands and other communications shall be sent to (i) each Purchaser at the address indicated for such Purchaser on Annex 1 attached hereto, (ii) any other holder of a Amended and Restated Note, Preferred Share, Warrant or Underlying Common Stock at the address set forth in VitalStream's records and (iii) VitalStream at the address indicated below:

                                    One Jenner, Suite 100
                                    Irvine, California 92618
                                    Facsimile: (949) 453-8686
                                    Attention: Chief Operating Officer

                                    with a copies (which shall not constitute notice to VitalStream) to:

                                    One Jenner, Suite 100
                                    Irvine, California 92618
                                    Facsimile: (949) 453-8686
                                    Attention: General Counsel

                                    Stoel Rives LLP
                                    201 South Main Street, Suite 1100
                                    Salt Lake City, Utah 84111
                                    Facsimile: (801) 578-6999
                                    Attention: Bryan T. Allen, Esq.

or to such other address, to the attention of such other Person and/or with such other copy or as the recipient party has specified by prior written notice to the sending party. If any time period for giving notice or taking action expires on a day which is a Saturday, Sunday or legal holiday in the State of New York (any other day being a "business day"), such time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

                  8H. Consent to Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against VitalStream or the holders of the Amended and Restated Notes, Conversion Preferred, New Preferred, Warrants or Underlying Common Stock unless such modification, amendment or waiver is approved in writing by (i) VitalStream, in the case of any amendment, modification or waiver affecting the rights and interests VitalStream, (ii) in the case of any amendment, modification or waiver affecting the rights and interests of the holders of the Amended and Restated Notes or Conversion Preferred, the holders of a majority of the Underlying Common Stock issuable with respect to the Amended and Restated Notes and Conversion Preferred, (iii) in the case of any amendment, modification or waiver affecting the rights and interests of the holders of the Amended and Restated Warrants and the Additional Warrants, the holders of a majority of the Underling Common Stock issuable with respect to the Amended and Restated Warrants and the Additional Warrants, (iv) in the case of any amendment, modification or waiver affecting the rights and interests of the holders of the New Preferred, the holders of a majority of the Underling Common Stock issuable with respect to the New Preferred. Notwithstanding the foregoing, without the consent of any other Person, VitalStream may restate Annex 1 and Annex 2 attached hereto to change the addresses for notice to any Person at such Person's request. No other course of dealing between VitalStream and the holder of any Preferred Shares, Amended and Restated Notes, Warrants or Underlying Common Stock or any delay in exercising any rights under this Agreement or any of the other Transaction Agreements shall operate as a waiver of any rights of any such holder. For purposes of this Agreement,

Convertible Notes, Preferred Shares, Warrants or Underlying Common Stock held by VitalStream or any of the VitalStream Subsidiaries shall not be deemed to be outstanding.

                  8I. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement or any other Transaction Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or such other Agreement.

                  8J. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Agreements shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Transaction Agreement. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

                  8K. Incorporation of Annexes, Schedules and Exhibits. The annexes, schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

                  8L. Registered Holders; Ownership. As used in this Agreement and each of the other Transaction Agreements, references to a "holder" of Preferred Shares, Convertible Notes, Warrants or Underlying Common Stock shall mean the registered holder of such Preferred Shares, Convertible Notes, Warrants or Underlying Common Stock as set forth in VitalStream's records. For purposes of this Agreement and each of the other Transaction Agreements, all holdings of Preferred Shares, Convertible Note, Warrants and Underlying Common Stock by Persons who are Affiliates of each other shall be aggregated for purposes of meeting any threshold tests under this Agreement and each of the other Transaction Agreements.

                  8M. Understanding Among the Purchasers

                  (i) The determination of each Purchaser to purchase the New Preferred, Amended and Restated Notes and Warrants pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of VitalStream and the VitalStream Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser.

                  (ii) Each Purchaser acknowledges that Kirkland & Ellis LLP is acting as counsel solely to Dolphin and that Kirkland & Ellis LLP is not acting as counsel to any other Purchaser in connection with the transactions contemplated by this Agreement or any Transaction Agreement.

                  (iii) Each Purchaser acknowledges that Stoel Rives is acting as counsel solely to VitalStream and the VitalStream Subsidiaries and that Stoel Rives is not acting as counsel to any Purchaser in connection with the transactions contemplated by this Agreement or any Transaction Agreement.

                  8N. GOVERNING LAW. TO THE EXTENT APPLICABLE, THE CORPORATE LAW OF THE STATE OF NEVADA SHALL GOVERN ALL ISSUES AND QUESTIONS CONCERNING THE RELATIVE RIGHTS AND OBLIGATIONS OF VITALSTREAM AND ITS SECURITYHOLDERS. ALL OTHER ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ANY OF THE OTHER TRANSACTION AGREEMENTS AND THE ANNEXES, EXHIBITS AND SCHEDULES HERETO AND THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION AGREEMENTS (AND ALL ANNEXES, SCHEDULES AND EXHIBITS HERETO AND THERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  8O. JURISDICTION AND VENUE. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST VITALSTREAM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN NEW YORK CITY, NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS TO WHICH THEY ARE A PARTY, VITALSTREAM AND EACH HOLDER OF NEW PREFERRED, CONVERTIBLE NOTES, WARRANTS OR UNDERLYING COMMON STOCK, ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS. VITALSTREAM AND EACH HOLDER OF CONVERTIBLE NOTES, WARRANTS OR UNDERLYING COMMON STOCK HEREBY WAIVE ANY CLAIM THAT NEW YORK CITY, NEW YORK IS AN

INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

                  8P. WAIVER OF RIGHT TO JURY TRIAL. VITALSTREAM AND EACH HOLDER OF NEW PREFERRED, CONVERTIBLE NOTES, WARRANTS OR UNDERLYING COMMON STOCK HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION AGREEMENTS OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF; AND VITALSTREAM HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO INTERPOSE ANY SETOFF IN CONNECTION WITH ANY SUCH LITIGATION, IRRESPECTIVE OF THE NATURE OF SUCH SETOFF EXCEPT TO THE EXTENT THAT THE FAILURE SO TO ASSERT ANY SUCH SETOFF WOULD PERMANENTLY PRECLUDE THE PROSECUTION OF OR RECOVERY UPON SAME. VITALSTREAM AGREES THAT THIS SECTION 8P IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION AGREEMENTS AND ACKNOWLEDGES THAT EACH HOLDER OF CONVERTIBLE NOTES, WARRANTS OR UNDERLYING COMMON STOCK WOULD NOT HAVE ENTERED INTO THIS AGREEMENT OR MADE AN INVESTMENT HEREUNDER IF THIS
SECTION 8P WERE NOT PART OF THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS.

                  8Q. Approval and Consent. To the extent that the transactions contemplated by this Agreement and the other Transaction Agreements are, absent written authorization and approval of the holders of a majority of the principal amount of the Original Notes, prohibited by Section 5C of the Subsequent Note Purchase Agreement, each of the Purchasers that holds an Original Note hereby authorizes and approves the transactions contemplated by this Agreement and the other Transaction Documents.

                  8R. Consideration for Warrants and Notes. VitalStream and Dolphin agree to use their good faith commercially reasonable efforts to determine the fair market value of the Original Warrants, Additional Warrants and Amended and Restated Warrants and not to file any federal, state and local Tax returns in a manner which is inconsistent with such valuation and allocation or take any contrary position with any Taxing authority.

                  IN WITNESS WHEREOF, the parties have executed this Securities Exchange and Purchase Agreement as of the date first written above.

                                          COMPANY:

                                          VITALSTREAM HOLDINGS, INC.

                                          By:_________________________________
                                             Name: Paul S. Summers
                                             Title: President

                                          PURCHASERS:

                                          DOLPHIN COMMUNICATIONS FUND II, L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By:___________________________
                                                   Name: Richard J. Brekka
                                                   Title: President

                                          DOLPHIN COMMUNICATIONS PARALLEL FUND
                                          II (NETHERLANDS), L.P.

                                          By:   Dolphin Communications II, L.P.,
                                                Its General Partner

                                          By:   Dolphin Communications, L.L.C.,
                                                Its General Partner

                                                By:___________________________
                                                   Name: Richard J. Brekka
                                                   Title: President

                                          ____________________________________
                                          PHILIP N. KAPLAN, AN INDIVIDUAL

   [SIGNATURE PAGE FOR SECURITIES EXCHANGE AND PURCHASE AGREEMENT (CONTINUED)]

                                          ____________________________________
                                          STEVE SMITH, AN INDIVIDUAL

                                          ____________________________________
                                          KEVIN D. HERZOG, AN INDIVIDUAL

                                          ____________________________________
                                          MICHAEL F. LINOS, AN INDIVIDUAL

                                          ____________________________________
                                          ARTURO SIDA, AN INDIVIDUAL

                                     ANNEX 1
                     SCHEDULE OF PURCHASERS OF NEW PREFERRED
                             AND ADDITIONAL WARRANTS

                                            NUMBER OF SHARES OF       NUMBER OF ADDITIONAL
            NAMES AND ADDRESSES                NEW PREFERRED                WARRANTS             PURCHASE PRICE
            -------------------             -------------------       --------------------        --------------
1.       Dolphin Communications Fund II,             495                     412,500                  $495,000
     L.P.
     750 Lexington Avenue
     16th Floor
     New York, NY 10022
     Attention: Mr. Richard J. Brekka
     Facsimile: (212) 446-4900

     with a copy (which shall not
     constitute
     notice to the Dolphin) to:

     Kirkland & Ellis
     Citigroup Center
     153 East 53rd Street
     New York, NY 10022
     Attention: John Kuehn, Esq.
     Facsimile: (212) 446-4900

2.       Dolphin Communications Parallel              55                      45,833                  $ 55,000
       Fund II (Netherlands), L.P.
     750 Lexington Avenue
     16th Floor
     New York, NY 10022
     Attention: Mr. Richard J. Brekka
     Facsimile: (212) 446-4900

     with a copy (which shall not
     constitute
     notice to the Dolphin) to:

     Kirkland & Ellis
     Citigroup Center
     153 East 53rd Street
     New York, NY 10022
     Attention: John Kuehn, Esq.
     Facsimile: (212) 446-4900

     Philip N. Kaplan                                 50                      41,667                  $ 50,000
     7 Cavaillon
     Newport Coast, CA 92657
     Telephone: (949) 706-9436

                                     ANNEX 1
                     SCHEDULE OF PURCHASERS OF NEW PREFERRED
                             AND ADDITIONAL WARRANTS

                                       NUMBER OF SHARES OF       NUMBER OF ADDITIONAL
       NAMES AND ADDRESSES                NEW PREFERRED                WARRANTS              PURCHASE PRICE
       -------------------             -------------------       --------------------        --------------
Steve Smith                                     25                       20,833                  $ 25,000
1103 N. Lowell Street
Santa Ana, CA 92703
Telephone: (949) 678-0292

Kevin Herzog                                    50                       41,667                  $ 50,000
1801 Santiago Drive
Newport Beach, CA 92660
Telephone: (949) 743-2029

Michael F. Linos                               200                      166,667                  $200,000
3 Mansfield
Irvine, CA 92620
Telephone: (714) 368-1392

Arturo Sida                                     25                       20,833                  $ 25,000
26625 Honey Creek Road
Rancho Palos Verdes, CA 90275
Telephone: (310) 541-7609

    TOTAL                                     ----                      -------                  --------
                                               900                      750,000                  $900,000

                                     ANNEX 2
                    SCHEDULE OF PARTICIPANTS IN THE EXCHANGE

                                                               PRINCIPAL AMOUNT
                                            PRINCIPAL AMOUNT    OF (AND ACCRUED     PRO RATA SHARE
                                             OF (AND ACCRUED    INTEREST UNDER)       AMOUNT OF       PRO RATA SHARE
                                             INTEREST UNDER)      AMENDED AND          ORIGINAL         AMOUNT OF
           NAMES AND ADDRESSES               ORIGINAL NOTES     RESTATED NOTES         WARRANTS      RESTATED WARRANTS
           -------------------              ----------------   ----------------     --------------   -----------------
3.       Dolphin Communications Fund II,      $   367,691        $   988,900             .899              .899
     L.P.                                    ($  9,267.84)      ($ 24,925.71)
     750 Lexington Avenue
     16th Floor                               $   621,209
     New York, NY 10022                        (15,657.87)
     Attention: Mr. Richard J. Brekka
     Facsimile: (212) 446-4900

     with a copy (which shall not
     constitute
     notice to the Dolphin) to:

     Kirkland & Ellis
     Citigroup Center
     153 East 53rd Street
     New York, NY 10022
     Attention: John Kuehn, Esq.
     Facsimile: (212) 446-4900

4.       Dolphin Communications Parallel      $    41,309        $   111,100             .101              .101
       Fund II (Netherlands), L.P.           ($  1,041.21)      ($  2,800.33)
     750 Lexington Avenue
     16th Floor                               $    69,791
     New York, NY 10022                      ($  1,759.12)
     Attention: Mr. Richard J. Brekka
     Facsimile: (212) 446-4900

     with a copy (which shall not
     constitute
     notice to the Dolphin) to:

     Kirkland & Ellis
     Citigroup Center
     153 East 53rd Street
     New York, NY 10022
     Attention: John Kuehn, Esq.
     Facsimile: (212) 446-4900
                                             ------------       ------------             ----              ----
         TOTAL                                $ 1,100,000        $ 1,100,000             1.00              1.00
                                             ($ 27,726.04)      ($ 27,726.04)

                                    EXHIBIT A
                                       TO
                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                           Form of Additional Warrant

                                 [see attached]

                                    EXHIBIT B
                                       TO
                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                        Form of Amended and Restated Note

                                 [see attached]

                                    EXHIBIT C
                                       TO
                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                      Form of Amended and Restated Warrant

                                 [see attached]

                                    EXHIBIT D
                                       TO
                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                       Form of Certificate of Designation

                                 [see attached]

                                    EXHIBIT E
                                       TO
                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                                Form of Guaranty

                                 [see attached]

                                    EXHIBIT F
                                       TO
                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                       Form of Investor Rights Agreement

                                 [see attached]

                                    EXHIBIT G
                                       TO
                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                         Form of Registration Agreement

                                 [see attached]

                                    EXHIBIT H
                                       TO
                   SECURITIES EXCHANGE AND PURCHASE AGREEMENT

                       Form of VitalStream Counsel Opinion

                                 [see attached]

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